UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
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☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

OILSANDS QUEST INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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OILSANDS QUEST INC.
800, 326 — 11th Avenue S.W.
Calgary, AB, Canada T2R 0C5
August 29, 2008
To Our Shareholders:
You are cordially invited to the Annual Meeting of Shareholders (the “Meeting”) of Oilsands Quest Inc. to be held at The Metropolitan Conference Centre, Strand/Tivoli Room, 333 — 4th Avenue SW, Calgary, Alberta, Canada T2P 0H9 on Wednesday, October 15, 2008 at 3:00 p.m. local time.
The formal Notice of the Meeting and Proxy Statement describing the matters to be acted upon at the Meeting are contained in the following pages. Shareholders also are entitled to vote on any other matters which properly come before the Meeting.
Whether or not you are able to attend the annual meeting in person, it is important that your shares be represented. We have provided instructions on each of the alternative voting methods in the accompanying proxy statement. Please vote as soon as possible.
Sincerely,
T. Murray Wilson, Executive Chairman
Christopher H. Hopkins, President and
Chief Executive Officer

OILSANDS QUEST INC.
800, 326 — 11th Avenue S.W.
Calgary, AB, Canada T2R 0C5

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON OCTOBER 15, 2008

August 29, 2008
To the Shareholders of Oilsands Quest Inc.:
The Annual Meeting of Shareholders (the “Meeting”) of Oilsands Quest Inc., a Colorado corporation (the “Company”) will be held at The Metropolitan Conference Centre, Strand/Tivoli Room, 333 — 4th Avenue SW, Calgary, Alberta, Canada T2P 0H9 on Wednesday, October 15, 2008 at 3:00 p.m. local time, for the purpose of considering and voting upon proposals to:
1.	Elect two Class B Directors to serve a three year term until the 2011 annual meeting or until their successors are elected and qualified.
2.	Adopt an amendment to the Company’s Articles of Incorporation increasing the number of authorized shares of Common Stock from 500,000,000 shares to 750,000,000.
3.	Ratify and approve the appointment of KPMG LLP as our independent registered public accounting firm.
4.	Transact such other business as may lawfully come before the Meeting or any adjournment(s) thereof.
The Board of Directors is not aware of any other business to come before the Meeting. The record date for the Meeting is the close of business on Tuesday August 26, 2008. Only shareholders of record at the close of business on that date may vote at the Meeting or any adjournments thereof.
By Order of the Board of Directors,
T. Murray Wilson, Executive Chairman
Christopher H. Hopkins, President and Chief Executive Officer
WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE VOTE ON THE INTERNET AS INSTRUCTED IN THESE MATERIALS OR, IF THIS PROXY STATEMENT WAS MAILED TO YOU, COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY CARD OR VOTE ON THE INTERNET AS INSTRUCTED IN THESE MATERIALS, AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. A RETURN ENVELOPE HAS BEEN PROVIDED WITH THE PROXY CARD. EVEN IF YOU HAVE VOTED, YOU MAY REVOKE YOUR PROXY BY FILING WITH THE SECRETARY OF THE COMPANY A WRITTEN REVOCATION OR A DULY EXECUTED PROXY BEARING A LATER DATE, OR YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN A PROXY CARD ISSUED IN YOUR NAME FROM THAT RECORD HOLDER.

OILSANDS QUEST INC.
800, 3260 — 11th Avenue S.W.
Calgary, AB, Canada T2R 0C5

PROXY STATEMENT
ANNUAL MEETING OF SHAREHOLDERS
OCTOBER 15, 2008

August 29, 2008
To Our Shareholders:
This proxy statement is furnished in connection with the solicitation by the Board of Directors of Oilsands Quest Inc. (the “Company”) of proxies to be used at the Annual Meeting of Shareholders (the “Meeting”) to be held at The Metropolitan Conference Centre, Strand/Tivoli Room, 333 — 4th Avenue SW, Calgary, Alberta, Canada T2P 0H9 on Wednesday, October 15, 2008, at 3:00 p.m. local time, and at any adjournments or postponements thereof. The Meeting is being held for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. This proxy statement, the accompanying proxy card, the Company’s Annual Report on Form 10-K for the year ended April 30, 2008 (“Annual Report”), including financial statements, and the Notice of Annual Meeting of Shareholders (collectively, the “Proxy Materials”) are first being provided to shareholders beginning on or about August 29, 2008. A notice of the internet availability of the Proxy Materials (“Notice”) will be mailed to certain shareholders on or about August 29, 2008.
GENERAL INFORMATION
Solicitation
The enclosed proxy is being solicited by the Company’s Board of Directors. The costs of the solicitation will be borne by the Company. Proxies may be solicited personally or by mail, telephone, facsimile or telegraph by Directors, officers and regular employees of the Company, none of whom will receive any additional compensation for such solicitations. The Company will reimburse banks, brokers, nominees, custodians and fiduciaries for their reasonable out-of-pocket expenses incurred in sending the Proxy Materials to beneficial owners of the shares.

Voting Rights and Votes Required
Holders of shares of Oilsands Quest Inc. Common Stock (the “Common Stock”) and the Series B Preferred Stock (as defined below), at the close of business on Tuesday, August 26, 2008 (the “Record Date”) are entitled to notice of, and to vote at, the Meeting. On August 4, 2008, 228,713,969 shares of Common Stock and one share of Series B Preferred Stock were outstanding. Holders of Common Stock are entitled to one vote per share. The holder of the Series B Preferred Stock is entitled to 27,379,840 votes, which equals the number of Exchangeable Shares, as defined below, of Oilsands Quest Sask Inc. (“OQI Sask”), the Company’s subsidiary, outstanding as of August 4, 2008 (the “Series B Preferred Shares”). The total voting power combined for the holders of Common Stock and the Series B Preferred Stock is 256,093,809.
A quorum of shareholders is necessary to hold a valid meeting. A quorum will be present if at least one third of the shares outstanding (consisting of shares of Common Stock and one share of Series B Preferred Stock) as of the Record Date are present at the Meeting or represented by proxy. In the event there are not sufficient votes for a quorum or to approve any proposals at the time of the Meeting, the Meeting may be adjourned in order to permit further solicitation of proxies. Abstentions will count towards quorum requirements.
As to the election of Directors under Proposal One, the proxy card being provided by the Board enables a shareholder to vote for the election of each of the nominees proposed by the Board, or to withhold authority to vote for one or more of the nominees being proposed. Directors are elected by a plurality of votes cast, without respect to either (i) broker non-votes, or (ii) proxies as to which authority to vote for one or more of the other nominees being proposed is withheld.
With respect to Proposals Two and Three a shareholder may: (i) vote “FOR” the proposal, (ii) vote “AGAINST” the proposal, or (iii) “ABSTAIN” with respect to the proposal. The affirmative vote of a majority of the votes cast (either in person or by proxy) and entitled to vote on the matter is required to approve each proposal. These proposals shall be determined without regard to broker non-votes or proxies marked “ABSTAIN” as to each matter.
The proposed corporate actions on which the shareholders are being asked to vote are not corporate actions for which shareholders of a Colorado corporation have the right to dissent under the Colorado Business Corporation Act.
In accordance with rules and regulations recently adopted by the Securities and Exchange Commission, instead of mailing a printed copy of our Proxy Materials to each shareholder of record, the Company may now furnish Proxy Materials to our shareholders on the Internet. If you received a Notice by mail, you will not receive a printed copy of the Proxy Materials. Instead, the Notice will instruct you as to how you may access and review all of the information contained in the Proxy Materials. The Notice also instructs you as to how you may submit your proxy on the Internet. If you received a Notice by mail and would like to receive a printed copy of our Proxy Materials, not including a proxy card, you should follow the instructions for requesting such materials included in the Notice.

If you are a shareholder of record, you may vote in person at the Meeting. We will give you a ballot when you arrive. If you do not wish to vote in person or you will not be attending the Meeting, you may vote by proxy. If you received a printed copy of these Proxy Materials by mail, you may vote by proxy using the enclosed proxy card or vote by proxy on the Internet. If you received a Notice by mail, you may vote by proxy over the Internet. The procedures for voting by proxy are as follows:
•	To vote by proxy on the Internet, go to http://www.proxyvote.com to complete an electronic proxy card.
•
To vote by proxy using the enclosed proxy card (if you received a printed copy of these Proxy Materials by mail), complete, sign and date your proxy card and return it promptly in the envelope provided. The giving of the enclosed proxy does not preclude the right to vote in person should the shareholder giving the proxy so desire. A proxy may be revoked at any time prior to its exercise by (i) providing notice in writing to the Company that the proxy is revoked; (ii) presenting to the Company a later-dated proxy; or (iii) by attending the Meeting and voting in person.

We provide Internet proxy voting to you as a shareholder to vote your shares on-line. The Internet proxy voting procedures have been designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.
If you vote by proxy, your vote must be received by 11:59 p.m. Eastern Time on October 14, 2008 to be counted. Shares of Common Stock and Series B Preferred Stock represented by all properly executed proxies received will be voted as specified in the proxy. Unless contrary instructions are indicated on the proxy, the shares of Common Stock and Series B Preferred Stock represented by such proxy will be voted “FOR” the slate of Class B Directors; “FOR” the amendment to our articles of incorporation to increase the number Common Shares from 500,000,000 to 750,000,000; and “FOR” the ratification of KMPG LLP as our independent public accountant, as described herein. Management and the Board of Directors of the Company know of no other matters to be brought before the Meeting other than as described herein. If any other matters are properly presented to the shareholders for action at the Meeting and any adjournments or postponements thereof, the proxy holder named in the enclosed proxy intends to vote in his discretion on all matters on which the shares of Common Stock and Series B Preferred Stock represented by such proxy are entitled to vote.
You may revoke your proxy at any time prior to its exercise by (i) providing notice in writing to the Company’s corporate secretary that the proxy is revoked; (ii) presenting to the Company a later-dated proxy; or (iii) by attending the Meeting and voting in person.

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth as of August 4, 2008, the number of shares of the Company’s Common Stock and Exchangeable Shares (as defined in footnote 1) beneficially owned by each of the Company’s Directors, the Company’s executive officers and each Named Executive Officer (as defined below), and the number of shares of the Company’s Common Stock and Exchangeable Shares beneficially owned by all of the Company’s Directors and executive officers as a group:

Name and Address of		Amount and Nature of		Percent of
Beneficial Owner	Position	Beneficial Ownership		Common Stock
T. Murray Wilson 800, 326 — 11th Avenue S.W., Calgary, Alberta CANADA T2R 0C5	Executive Chairman and Chairman of the Board	4,734,532	(2)(18)	2%

Ronald Phillips 800, 326 — 11th Avenue S.W., Calgary, Alberta CANADA T2R 0C5	Director	737,500	(3)(18)	*

Christopher H. Hopkins 800, 326 — 11th Avenue S.W., Calgary, Alberta CANADA T2R 0C5	Chief Executive Officer, President and Director	22,041,548	(4)(18)	8.6%

Karim Hirji 800, 326 — 11th Avenue S.W., Calgary, Alberta CANADA T2R 0C5	Chief Financial Officer	6,387,916	(5)(18)	2.7%

Thomas Milne 800, 326 — 11th Avenue S.W., Calgary, Alberta CANADA T2R 0C5	Director	2,450,750	(6)(7)(18)	1.1%

William Scott Thompson 800, 326 — 11th Avenue S.W., Calgary, Alberta CANADA T2R 0C5	Director	2,690,964	(8)(18)	1.2%

Gordon Tallman 800, 326 — 11th Avenue S.W., Calgary, Alberta CANADA T2R 0C5	Director	297,500	(9)(18)	*

Errin Kimball 800, 326 — 11th Avenue S.W., Calgary, Alberta CANADA T2R 0C5	Vice President, Exploration	4,260,566	(10)(18)	1.8%

Pamela Wallin 800, 326 — 11th Avenue S.W., Calgary, Alberta CANADA T2R 0C5	Director	130,800	(11)(18)	*

John Read 800, 326 — 11th Avenue S.W., Calgary, Alberta CANADA T2R 0C5	Director	120,600	(12)(18)	*

Jamey Fitzgibbon 800, 326 — 11th Avenue S.W., Calgary, Alberta CANADA T2R 0C5	Designated President and Chief Operating Officer	500,000	(13)(18)

Claes Palmgren 800, 326 — 11th Avenue S.W., Calgary, Alberta CANADA T2R 0C5	Vice President, Reservoir Engineer	150,000	(14)(18)	*

Paul O’Donoghue 800, 326 — 11th Avenue S.W., Calgary, Alberta CANADA T2R 0C5	Vice President, Investor Relations & Corporate Planning	125,000	(15)(18)	*

Erdal Yildirim 800, 326 — 11th Avenue S.W., Calgary, Alberta CANADA T2R 0C5	Executive Vice President, Project Development	513,375	(16)(18)	*

All Directors, executive officers and Named Executive Officers named as a group (14 persons)		45,141,051	(17)	16.7%

*	Indicates less than one percent.

(1)
The amounts and percentages in these columns reference Exchangeable Shares and options to purchase Exchangeable Shares (discussed further below) that were issued by OQI Sask in exchange for OQI Sask Common Stock and stock options pursuant to that certain Reorganization Agreement dated June 9, 2006 (the transactions contemplated in the Reorganization Agreement were consummated on August 14, 2006 and the closing under that Agreement is referred to as the “Reorganization”). Each Exchangeable Share (or exercised option) is convertible into one share of the Company’s Common Stock and the expiration date of each Exchangeable Share is August 14, 2013 (unless stock options to purchase Exchangeable Shares have an earlier expiration date). Please see footnotes (2) through (18) below for further information regarding stock options to purchase Exchangeable Shares owned by each Director, executive officer and each Named Executive Officer, as defined below.

(2)
Includes: (i) 16,800 shares of the Company’s Common Stock; (ii) 17,732 shares held by Mr. Wilson’s mother in an account administered under the direction of Mr. Wilson; (iii) vested options to purchase 4,700,000 shares of Common Stock. This number does not include unvested options to purchase 1,075,000 shares of the Company’s Common Stock. For the purpose of Section 16 of the Securities Exchange Act of 1934 Mr. Wilson disclaims beneficial ownership of his mother’s shares.

(3)
Includes: (i) vested options to purchase 437,500 shares of Common Stock; and (ii) 300,000 shares of Common Stock owned by DKR Saturn Event Holding Fund, Ltd., of which Mr. Phillips is the manager. This number does not include unvested options to purchase 312,500 shares of Common Stock.

(4)
Includes: (i) 21,082,516 Exchangeable Shares and options to acquire Exchangeable Shares acquired under the Reorganization Agreement; (ii) 718,750 vested options to acquire the Company’s Common Stock; (iii) 34,532 shares of the Company’s Common Stock of which 17,266 is owned by Mr. Hopkins’ spouse; and (iv) 205,750 Exchangeable Shares owned by Mr. Hopkins’ spouse. The number of shares beneficially owned by Mr. Hopkins does not include (i) unvested options to acquire 274,334 Exchangeable Shares; and (ii) unvested options to purchase 1,106,250 shares of the Company’s Common Stock.

(5)
Includes: (i) 5,488,166 Exchangeable Shares and vested options to acquire Exchangeable Shares; (ii) vested options to purchase 568,750 shares of the Company’s Common Stock; and (iii) 331,000 shares of the Company’s Common Stock. This number does not include (i) unvested options to acquire 274,334 Exchangeable Shares; and (ii) unvested options to purchase 906,250 shares of the Company’s Common Stock.

(6)
Excludes: (i) 16,800 shares of the Company’s Common Stock owned by Mr. Milne’s affiliate Precise Details, Inc.; and (ii) 188,050 Exchangeable Shares acquired by Mr. Milne’s spouse pursuant to the Reorganization Agreement. Mr. Milne disclaims investment and voting control of these securities.

(7)
Includes: (i) 2,263,250 Exchangeable Shares and options to acquire Exchangeable Shares acquired pursuant to the Reorganization Agreement; and (ii) vested options to purchase 187,500 shares of the Company’s Common Stock. This number does not include unvested options to purchase 312,500 shares of the Company’s Common Stock.

(8)
Includes: (i) 445,964 shares of the Company’s Common Stock held by the WLT Reification Trust for the Benefit of William Scott Thompson; (ii) vested options to acquire 2,057,500 Exchangeable Shares; and (iii) vested options to purchase 187,500 shares of the Company’s Common Stock. This number does not include unvested options to purchase 312,500 shares of the Company’s Common Stock.

(9)
Includes: (i) 110,000 shares of the Company’s Common Stock of which 10,000 is by Mr. Tallmans’ spouse; and (ii) vested options to purchase 187,500 shares of the Company’s Common Stock. This number does not include unvested options to purchase 312,500 shares of the Company’s Common Stock.

(10)
Includes: (i) 2,476,400 shares of the Company’s Common Stock; (ii) 1,371,666 Exchangeable Shares and options to acquire Exchangeable Shares acquired pursuant to the Reorganization Agreement; and (iii) vested options to purchase 412,500 shares of the Company’s Common Stock. The number of shares beneficially owned by Mr. Kimball does not include (i) unvested options to acquire 274,334 Exchangeable Shares; and (ii) unvested options to purchase 687,500 shares of the Company’s Common Stock.

(11)
Includes: (i) 18,300 shares of the Company’s Common Stock; and (ii) vested options to purchase 112,500 shares of the Company’s Common Stock. This number does not include unvested options to purchase 187,500 shares of the Company’s Common Stock.

(12)
Includes: (i) 8,100 shares of the Company’s Common Stock; and (ii) vested options to purchase 112,500 shares of the Company’s Common Stock. This number does not include unvested options to purchase 187,500 shares of the Company’s Common Stock.

(13)	Includes vested options to purchase 500,000 shares of the Company’s Common Stock. This number does not include unvested options to purchase 1,500,000 shares of the Company’s Common Stock.

(14)	Includes vested options to purchase 150,000 shares of the Company’s Common Stock. This number does not include unvested options to purchase 450,000 shares of the Company’s Common Stock.

(15)	Includes vested options to purchase 125,000 shares of the Company’s Common Stock. This number does not include unvested options to purchase 375,000 shares of the Company’s Common Stock.

(16)
Includes: (i) 10,000 shares of the Company’s Common Stock (ii) 100,875 Exchangeable Shares acquired pursuant to the Reorganization Agreement; and (iii) vested options to purchase 402,500 shares of the Company’s Common Stock. This number does not include unvested options to purchase 687,500 shares of the Company’s Common Stock.

(17)	Includes: (i) securities reflected in footnotes 2 to 15.

(18)
The amounts and percentages in these columns include options to purchase shares of the Company’s stock that vest on August 1, 2008, August 23, 2008, September 16, 2008, October 2, 2008 and October 11, 2008.

Security Ownership of Certain Beneficial Owners
The number of shares outstanding of the Company’s Common Stock as of August 4, 2008 was 228,713,969. The following table sets forth the beneficial ownership of the Company’s Common Stock as of August 4, 2008 by each person (other than the Directors and executive officers of the Company) who owned of record, or was known to own beneficially, more than 5% of the outstanding voting shares of Common Stock.

Name and Address of	Amount and Nature of		Percent of
Beneficial Owner	Beneficial Ownership		Common Stock
Sprott Asset Management Inc. Suite 2700, South Tower Royal Bank Plaza Toronto, ON M5J 2J1	11,904,761		5.2%

Aletheia Research and Management, Inc. 100 Wilshire Boulevard, Suite 1960 Santa Monica, CA 90401	26,685,922		11.8%

Goodman & Company, Investment Counsel Ltd., One Adelaide Street East, 29th Floor Toronto, Ontario, Canada, M5C 2V9	13,060,490	(1)	5.7%

(1)	Includes warrants to acquire 500,000 shares of Common Stock.
MANAGEMENT AND DIRECTORS
Unless otherwise indicated in their employment agreements, executive officers of the Company are appointed by the Board of Directors and serve for a term of one year and until their successors have been elected and qualified or until their earlier resignation or removal by the Board of Directors. The Company’s Class A Directors will serve until the annual meeting in 2009 or until their successors are duly elected or appointed or until their earlier death, resignation or removal; and the Class C Directors until the annual meeting in 2010 or until their successors are duly elected or appointed or until their earlier death, resignation or removal. The Class B Directors, nominated for re-election at the October 15, 2008 annual meeting if re-elected, will serve for a term of three years or until their respective successors are duly elected or appointed or until their earlier death, resignation or removal.
Except as indicated in the above table, no Director of the Company is a director of an entity that has its securities registered pursuant to Section 12 of the Exchange Act.
A class action lawsuit was issued against CV Technologies Inc. and certain of its directors, including Mr. Gordon Tallman and CV Technologies Inc. former auditor in the Ontario Superior Court of Justice. The lawsuit was commenced by two shareholders and seeks certification of a class action on behalf of any persons who acquired the CV Technologies Inc. securities between December 11, 2006 and March 23, 2007. The lawsuit relates to allegations concerning CV Technologies Inc. audited financial statements for the year ended September 30, 2006, and its interim unaudited financial statements for the first quarter of fiscal 2007. The lawsuit claims damages of $110 million and alleges the financial statements for those periods were misleading. An almost identical lawsuit commenced by one shareholder has been filed in the Calgary Court of Queen’s Bench. The matters raised in the claims are, at this stage, unproven allegations that will be vigorously defended. The Plaintiffs have served their certification/leave motion materials and those motions have been scheduled for June 2009. At this time, leave of the Ontario and Alberta Courts has not been granted for the claims to proceed as a secondary market securities class action and the claims have not been certified as a class action at this stage.

The following table sets forth the names and ages of all executive officers and Directors and the positions and offices that each person holds with the Company as of August 4, 2008:

Name	Age	Position

T. Murray Wilson	56	Executive Chairman and Class B Director

Christopher H. Hopkins*	54	Chief Executive Officer and Class A Director

Jamey Fitzgibbon*	44	Designated President and Chief Operating Officer

Karim Hirji	45	Chief Financial Officer

Errin Kimball	39	Vice President-Exploration

Erdal Yildirim	71	Executive Vice President-Project Development

Claes T.S. Palmgren	47	Vice President, Reservoir Engineering

Paul O’Donoghue	47	Vice President, Investor Relations & Corporate Planning

Ronald Phillips**	42	Class C Director

Thomas Milne**	61	Class B Director

Gordon Tallman**	66	Class A Director

W. Scott Thompson	59	Class C Director

Pamela Wallin**	55	Class A Director

John Read**	60	Class A Director

*
Mr. Fitzgibbon is expected to begin serving as our President and Chief Operating Officer on or about September 16, 2008. At that time Mr. Hopkins will relinquish his duties as the Company’s President, but will continue to serve as the Company’s Chief Executive Officer and as a Class A Director.

**
Messrs. Phillips, Milne, Tallman, and Read and Ms. Wallin are each “independent” as that term is defined in Section 803A of the American Stock Exchange listing standards and in Item 407(a) of Regulation S-K.

T. Murray Wilson has served as the Company’s Chairman of the Board since May 1, 2006, and Executive Chairman from August 14, 2006 onwards. From May 1, 2006 through August 14, 2006, Mr. Wilson served as the Company’s President, Chief Executive Officer, and Chief Financial Officer. Mr. Wilson is also a member of the Company’s Resources and Reserves Committee. Mr. Wilson serves as the Chairman and Managing Partner of Stanway Capital Partners from 2001 to present. From 1997 to 2001, Mr. Wilson worked for TD Securities, Inc. as Managing Director and Global Head of Oil & Gas, Head of Investment Banking and Corporate Banking for Alberta, and Vice Chairman of TD Securities International, London. Prior to that, Mr. Wilson was Vice President & Director of RBC Dominion Securities London and was responsible for the firm’s international and Canadian-transborder practice in energy and mining. Mr. Wilson also held numerous senior positions with Royal Bank of Canada Group over a 17 year period beginning in 1980. Prior to his investment banking career Mr. Wilson was an executive professional in technical and economic areas with Imperial Oil Limited (Esso/Exxon). Mr. Wilson has been involved in various oil sands projects, both in-situ and mining, from either a technical or financial perspective over the past 30 years. Mr. Wilson holds a Masters Degree in Business from the Sloan School, M.I.T., a Masters in Engineering from the University of Manitoba (National Research Council Scholar), and a B.Sc. in Chemical Engineering (1st Class Honours — B.E.C. Joyce Medal) from Queen’s University. Mr. Wilson is on several boards, including the Alberta Children’s Hospital Foundation where he chairs its Corporate Governance Committee.
Christopher H. Hopkins has served as the Company’s President, Chief Executive Officer and a Director since August 14, 2006, and President, Chief Executive Officer and a Director of Oilsands Quest Sask Inc., a subsidiary of the Company since November 10, 2004. Mr. Hopkins will cease serving as the Company’s President in September 2008. Mr. Hopkins served as the Executive Vice President of Synenco Energy Inc. (“Synenco”), an oil sands exploration company, from October 1999 to September 2004 and as a director of Synenco from October 1999 until August 2003. He was a founder, director and Vice President, Finance of Thunder Road Resources Ltd., a private oil and gas production company, from June 1996 to June 2000. Mr. Hopkins is a management professional and businessman with 30 years of Canadian and international energy and mining experience. He has held executive positions in corporate planning and business development with Suncor Inc.’s Oil Sands Group, Pembina Corporation and Amoco Canada and has additional management experience in environmental control and regulatory affairs in the resource industry. Mr. Hopkins holds a B.Sc. (Chemistry and Biology) from Carleton University and a MBA from Queen’s University. Mr. Hopkins also served as a director of Added Capital Corp., a capital pool company, until November 2007.
Jamey Fitzgibbon entered into an employment agreement with the Company (executed on July 15, 2008) pursuant to which he will serve as the Company’s President and Chief Operating Officer. Mr. Fitzgibbon is expected to commence his duties with the Company on or about September 16, 2008. Since 2002, Mr. Fitzgibbon served as the Vice President, Resource Development for OPTI Canada, Inc., a company focused on the development of major integrated bitumen and heavy oil projects in Canada. Mr. Fitzgibbon has an additional 14 years experience in the oil sands and heavy oil industry, including 10 years with Esso Resources principally at the Cold Lake development and four years at Elan Energy and Ranger Oil, where he was Manager of Heavy Oil. Additionally, prior to joining OPTI in 2002, Mr. Fitzgibbon was a Vice President of TD Securities where he was a founding member of TD Securities’ oil sands investment banking practice. Mr. Fitzgibbon has a B. Sc. in Chemical Engineering from Queen’s University and a MBA from University of Calgary.

Karim Hirji has served as the Chief Financial Officer of the Company since August 14, 2006 and Chief Financial Officer of Oilsands Quest Sask Inc. since November 10, 2004. Mr. Hirji served as the Vice President Finance and Chief Financial Officer of Synenco from November 2001 to June 2004. Further, he served as the Vice President Finance and Chief Financial Officer of Anadime Corporation, a public oilfield services company, from September 2000 to October 2001. Mr. Hirji was the Manager of Financial Reporting at Enbridge Inc. from January 2000 to April 2000. Additionally, he was the Corporate Controller from 1999 to January 2000 and Assistant Corporate Controller from 1997 to 1999 of AGRA Inc., a public engineering company. Mr. Hirji brings to the Company over 20 years of experience in financial management, including significant treasury, project management and corporate finance skills. Mr. Hirji received his B.Comm from the University of Calgary and CA while articling with Deloitte & Touche LLP. Mr. Hirji also served as a director of Added Capital Corp until November 2007.
Errin Kimball has been Vice President, Exploration of the Company since August 14, 2006, and Vice President, Exploration of Oilsands Quest Sask Inc. since July 2005. From January 2002 until June 2005, Mr. Kimball was Chief Geologist at Synenco. He was also a geological consultant for Synenco from 2000 until he assumed his staff position in 2002. Mr. Kimball’s career has been balanced with successful exploration for various mineral exploration companies along with working with the Alberta Geological Survey (Alberta Energy and Utilities Board) as an Aggregate and Industrial Minerals Geologist.
Erdal Yildirim has served as the Company’s Executive Vice President, Project Development since October 2, 2006. From 1998 to 2006, Dr. Yildirim was the President and Chief Executive Officer of S&T International, Inc., a private company engaged in the oil sands exploration and development business. From 2002 through 2005, Dr. Yildirim was employed as a Senior Vice President Engineering and Technology with Synenco. From 1983 to 1998, Dr. Yildirim served as Division Vice President for Nexen, Inc. Dr. Yildirim is also the former Chairman of the National Task Force on Oil Sands Strategies. Dr. Yildirim received his Doctor of Engineering Science degree at Columbia University School of Engineering in 1971 and holds more than a dozen patents on oil sands processes.
Claes T.S. Palmgren has served as the Company’s Vice President, Reservoir Engineering since February 1, 2008. Dr. Palmgren has over 20 years experience with applied research, technology pilot program development and field applications of in-situ heavy oil and bitumen recovery technologies. Prior to joining Oilsands Quest Inc., Dr. Palmgren was Manager, Reservoir Process Technology at StatoilHydro Canada Ltd. From 2000 to 2006, Dr. Palmgren worked at Petro-Canada. Dr. Palmgren is a graduate of Delft University of Technology in The Netherlands, Faculty of Mining and Petroleum Engineering and received his Masters of Science in 1987 and his Doctorate in 1992.
Paul K. O’Donoghue has served as the Company’s Vice President, Investor Relations & Corporate Planning since March 17, 2008. Prior to joining Oilsands Quest Inc., Mr. O’Donoghue served as the Vice President, Corporate & Strategic Development of Trident Resources Corp. and Trident Exploration Corp. At Trident, Mr. O’Donoghue led a team that had overall responsibility for all corporate development matters, including financings, acquisitions/ divestures, investor relations, risk management, marketing and legal affairs. Prior to joining Trident, Mr. O’Donoghue held senior positions in oil, gas and power businesses in Canada with Alberta Energy Company, Natural Gas Clearinghouse and PrimeWest Energy. Mr. O’Donoghue holds a MBA in Finance from the Rotman School of Business, University of Toronto (1990), and a BSc in Economics from Oklahoma City University (1984).

Ronald Phillips has been a Director of the Company since February 2006 and is the Chair of the Company’s Compensation Committee and a member of the Audit Committee. Mr. Phillips is a former Director of Oilsands Quest Sask Inc. from May 2006 to August 2006. Mr. Phillips is a managing member of Saturn Capital Management LLC and the Portfolio Manager for the DKR Saturn Event Driven Program from July 2002 to present. DKR Saturn Event Driven is an $80 million hedge fund affiliated with DKR Capital Inc., a $4.5 billion asset manager located in Stamford, Connecticut.
Thomas Milne has been a Director of the Company since August 14, 2006 and a Director of Oilsands Quest Sask Inc. since November 2004. Mr. Milne is the Chair of the Company’s Audit Committee and a member of the Compensation and Governance and Nominating Committees. Mr. Milne is a principal of NEX Industries, a boutique merchant banking partnership specializing in advisory and transaction services, governance, succession, strategic planning and financing. He has had an extensive career in international finance as director, Chief Financial Officer and Treasurer of major public corporations in the energy and technology sectors and as an investment banker and foreign exchange trader in a major Canadian bank. From April 2000 to April 2005, Mr. Milne was the Chief Financial Officer of Big Sky Energy Corp. From September 2002 to February 2004, Mr. Milne was a Senior Partner of Meyers, Norris, Penney LLP. Mr. Milne has also served as a director for the following public companies: Big Sky Energy Corp., Calcite Inc., Go Sports Entertainment, Inc., Newton Energy Inc., Added Capital Corp., Land End Resources and Longview Petroleum Corp.
Gordon Tallman has been a Director of the Company since August 14, 2006 and is Chair of the Governance and Nominating Committee. Mr. Tallman is also a member of the Company’s Audit and Resources and Reserves Committees. Mr. Tallman retired as the Senior Vice-President, Royal Bank of Canada, and head of the complete Prairies Region of Canada — Alberta, Saskatchewan and Manitoba, after a banking career spanning 42 years. Mr. Tallman is a member of the Board of Directors/Trustees of Big Rock Brewery Income Trust, ECL Group of Companies Ltd. and PFB Corporation. He is Chairman of the Board of CV Technologies, Inc. and Chairman of the Board of Trustees of Enbridge Income Fund. He has also served on the Boards of Canadian Utilities Ltd., Calgary, Investment Saskatchewan Inc. and Gwich’n Development Corporation, Inuvik, NWT. Mr. Tallman is a graduate of the Institute of Corporate Directors, Corporate Governance College.
W. Scott Thompson has been a Director of the Company from August 14, 2006 to April 30, 2007, and from June 28, 2007 to present. Mr. Thompson is the Chair of the Company’s Resources and Reserves Committee and a member of the Compensation Committee. Mr. Thompson was a former Director of Oilsands Quest Sask Inc. from June 2005 to August 2006. Mr. Thompson has over 25 years of experience in the oil and gas industry. He has been President and a director of Clear Creek Oil & Gas, Inc., a natural gas exploration company, since November 2000. From March 2005 to present, Mr. Thompson has acted as Secretary/Treasurer and director of Forster Drilling Corporation, which builds land drilling rigs and provides contract drilling services to oil and gas exploration and production companies. From May 2005 to present, Mr. Thompson has been President and director of Harris-Forbes, Inc., an investment banking company to the energy sector. Since 1998, Mr. Thompson has been the President and a director of Process Technology Systems, Inc. Mr. Thompson was President and a director of Eurotrade Financial, Inc., an investment banking company, from June 1993 to May 2005.

Pamela Wallin has been a Director of the Company since June 28, 2007 and a member of the Company’s Resources and Reserves and Governance and Nominating Committees. Since August 2006, Ms. Wallin has served as the Senior Advisor to the President of the Americas Society and the Council of the Americas in New York. In Canada, she serves on several corporate boards, including CTV globemedia, Canada’s premier multimedia company with ownership in CTV and the Globe and Mail; and on the board of Gluskin Sheff + Associates, an investment and wealth management firm. Ms. Wallin is a member of a special Advisory Board for BMO Harris Bank. Ms. Wallin is the Chancellor of the University of Guelph in Ontario. In July 2006, Ms. Wallin completed her four-year term as Consul General of Canada in New York. She was appointed to this prestigious post in 2002. From 1995 to 2002, Ms. Wallin served as President and Chief Executive Officer of PWP, Inc., a privately held media production company.
John Read has been a Company Director since October 11, 2007 and has served as a member of the Company’s Compensation and Reserves and Resources Committees since that time. In 1970, Mr. Read began his career in the oil and gas industry with Shell Canada and then Texaco Exploration Canada. In 1974, he joined Colt Engineering Ltd., a private, start-up engineering organization where he held engineering and management positions. In 1983 he became President and Chief Executive Officer of the organization. He was Chief Executive Officer from 1999 until his retirement in early 2006. Mr. Read remained a partner and director of The Colt Companies until March 2007, when Colt was acquired by Worley Parsons Limited, a worldwide engineering and project management organization. Mr. Read is a member of the World Presidents’ Organization and the Association of Professional Engineers, Geologists and Geophysicists of Alberta. Mr. Read serves as a director on the boards of Axia Netmedia Corporation and PFB Corporation, both of which are listed on the Toronto Stock Exchange.
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
There are no family relationships between any Company officer or Director.
None of the Directors or executive officers of the Company, nor any person who owned of record or was known to own beneficially more than 5% of the Company’s outstanding shares of its Common Stock, nor any associate or affiliate of such persons or companies, has any material interest, direct or indirect, in any transaction that has occurred since May 1, 2007, or in any proposed transaction, which has materially affected or will affect the Company except as follows:
The step-mother of an executive of the Company is the sole shareholder of a company that facilitates local on-site labour and equipment rentals to the Company for field operations. For the year ended April 30, 2008, $6,118,444 paid to this company (2007 — $885,649) has been included in Exploration Expense. These transactions are in the normal course of operations and have been carried out on the same terms as would apply with unrelated parties.
As at April 30, 2008, the Company had a $160,295 (April 30, 2007 — $133,249) payable to the above mentioned company.

The son of an executive of the Company is a 50% shareholder of a company that facilitates local on-site kitchen labour and catering functions to the Company for field operations. For the year ended April 30, 2008, $1,559,060 paid to this company (2007 — nil) has been included in Exploration Expense. These transactions are in the normal course of operations and have been carried out on the same terms as would apply with unrelated parties.
As at April 30, 2008, the Company had no amounts payable to the above mentioned company.
Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Exchange Act, as amended, requires the Company’s officers and Directors and persons who own more than 10% of the Company’s outstanding Common Stock to file reports of ownership with the Securities and Exchange Commission (“SEC”). Directors, officers, and greater than 10% stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.
Based solely on a review of Forms 3, 4, and 5 and amendments thereto furnished to the Company during and for the Company’s year ended April 30, 2008, and as of August 1, 2008, there were no Directors, officers or more than 10% stockholders of the Company who failed to timely file a Form 3, 4 or 5.
Independence of the Board of Directors
Thomas Milne, Ronald Philips, John Read, Gordon Tallman, and Pamela Wallin are all independent Directors. Mr. Milne is currently a nominee for re-election as a Director. The Company defines “independent” as that term is defined in Section 803A of the American Stock Exchange listing standards and in Item 407(a) of Regulation S-K. Messrs. Phillips, Milne, Read, and Tallman, and Ms. Wallin qualify as independent and none has any material relationship with the Company that might interfere with his or her exercise of independent judgment. These five Directors are also “independent” within the meaning of Multi-lateral Instrument 52-110 promulgated by the Canadian Securities Administrators.
The three remaining Directors, Christopher H. Hopkins, W. Scott Thompson, and T. Murray Wilson are not independent. Mr. Wilson is currently a nominee for re-election as a Director. Messrs. Hopkins and Wilson have served as Company senior executive officers and Mr. Thompson worked as a consultant to the Company within the past three years.
Board of Directors, General
Mr. Wilson is the Executive Chairman of the Board. Mr. Milne acts as a lead independent Director. The Board of Directors, in conjunction with management, has developed broad terms of reference to monitor and influence the strategic management of the Company, shareholder relations and other party relations. Mr. Tallman, Mr. Milne, and as appropriate the Executive Chairman, ensures the Board of Directors is organized and functions effectively.

The Board of Directors charter and charters for each of the Committees are available on the Company’s website. The Board of Directors has adopted a written Code of Ethics which is applicable to all members of the Company, including Directors, officers, employees and consultants. The Code of Ethics is available on the Company’s website at www.oilsandsquest.com.
The Company has a “whistleblower” policy which provides a procedure for the submission of information by any Director, officer, employee or external party relating to possible violations of the code. Mr. Milne is the Director to which such inquiries are made.
All meetings of the Board of Directors begin with disclosure by each Director of any conflicts or potential conflicts to promote and encourage a culture of ethical business conduct. The Board of Directors will take such actions as are reasonably required to resolve such conflicts when identified with a view to the best interests of the Company.
Written descriptions of the roles and responsibilities of the President and Chief Executive Officer, the Executive Chairman and of each Committee Chair have been developed by the Board of Directors.
The Board of Directors provides new directors with the ability to access background documents of the Company, including corporate records and prior board materials. New members of the Board of Directors are invited to meet with all members of the organization and to attend site visits for orientation as to the nature and operations of the business. All members of the Board of Directors are encouraged to attend relevant industry conferences and to perform due diligence on the Company. Presentations are made regularly to the Board of Directors and Committees to educate and inform them of changes within the Company and in regulatory and industry requirements and standards. Travel and attendance fees related to attendance at relevant industry conferences are paid for by the Company.
Meetings of the Board and Committees
Board of Directors
The Company’s Board of Directors held thirty-three Board and/or Committee meetings during the Company’s year ended April 30, 2008, and thirteen additional meetings through August 1, 2008. Such meetings consisted of unanimous consent Directors’ minutes signed by all Directors and actual meetings at which all of the Directors were present in person or by telephone. For the most recently completed financial year, there was 98% attendance at each Board of Directors meeting, either by phone or in person. At all regularly-scheduled meetings of the Board of Directors’ (and at most other meetings of the Board of Directors), the independent Directors meet without the presence of the non-independent Directors or members of management.
The Company does not have a formal policy with regard to Board members’ attendance at annual meetings, but encourages them to attend shareholder meetings. Seven of our directors attended the last shareholder meeting held on October 17, 2007.

Audit Committee
We have a separately designated standing Audit Committee established in accordance with Section 3(a)(58)(A) of the Exchange Act and Section 803 of the American Stock Exchange Company Guide. The following persons serve on our Audit Committee: Ronald Phillips, Thomas Milne and Gordon Tallman. Messrs. Phillips, Milne and Tallman are each “independent” as that term is defined in Section 803A of the American Stock Exchange Company Guide and SEC Rule 10A-3 under the Exchange Act of 1934. Mr. Milne is the Audit Committee financial expert and is Chair of the Audit Committee.
The Audit Committee was formed on February 15, 2006. The Audit Committee held five meetings in person or by unanimous written consent during the year ended April 30, 2008. The Audit Committee has held one additional meeting during the current fiscal year. The Board of Directors has adopted a written charter for the Audit Committee, which is available on our website at www.oilsandsquest.com. The Audit Committee oversees the accounting and financial reporting processes of the Company and oversees the audits of the Company’s financial statements.
The following constitutes the report the Audit Committee has made to the Board of Directors and, when read in connection with the Audit Committee Charter, generally describes the functions performed by the Audit Committee:
REPORT OF THE AUDIT COMMITTEE
To the Board of Directors of Oilsands Quest Inc.
Management is responsible for our internal controls and the financial reporting process. The independent accountants are responsible for performing an independent audit of our financial statements in accordance with generally accepted auditing standards and to issue a report on our financial statements. Our responsibility is to monitor and oversee those processes. We hereby report to the Board of Directors that, in connection with the financial statements for the year ended April 30, 2008, we have:
•	reviewed and discussed the audited financial statements with management and the independent accountants;
•	discussed with the independent accountants the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU section 380), as modified by SAS 89 and SAS 90; and
•
received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees), as may be modified or supplemented, and discussed with the independent accountant the accountant’s independence.

Based on the discussions and our review described above, we recommended to the Board of Directors that the audited financial statements for the year ended April 30, 2008 be included in the Company’s Annual Report on Form 10-K for the Year Ended April 30, 2008 which is being provided contemporaneously with this Proxy Statement.
Respectfully submitted,
The Audit Committee of Oilsands Quest Inc.
Thomas Milne, Chair
Ronald Phillips, Member
Gordon Tallman, Member
Compensation Committee
The Company’s Compensation Committee consists of: Thomas Milne, Ronald Phillips (who serves as Chair of the Committee), John Read, and W. Scott Thompson. The Compensation Committee was formed on February 15, 2006. The Compensation Committee held four meetings during the year ended April 30, 2008, and through August 4, 2008 held two additional meetings.
Duties of the Compensation Committee include reviewing and making recommendations regarding compensation of executive officers and determining the need for and the appropriateness of employment agreements for senior executives. This includes the responsibility: (1) to determine, review and approve on an annual basis the corporate goals and objectives with respect to compensation for the senior executives; and (2) to evaluate at least once a year the performance of the senior executives in light of the established goals and objectives and, based upon these evaluations, to determine the annual compensation for each, including salary, bonus, incentive and equity compensation. The Compensation Committee has authority to retain such compensation consultants, outside counsel and other advisors as the Compensation Committee in its sole discretion deems appropriate. The Compensation Committee may also invite the senior executives and other members of management to participate in their deliberations, or to provide information to the Committee for its consideration with respect to such deliberations, except that: the Chief Executive Officer may not be present for the deliberation of or the voting on compensation for the Chief Executive Officer. The Chief Executive Officer may, however, be present for the deliberation of or the voting on compensation for any other officer.
The Compensation Committee also has the authority and responsibility: (1) to review the fees paid to independent Directors for service on the Board of Directors and its committees, and make recommendations to the Board with respect thereto; and (2) to review the Company’s incentive compensation and other stock-based plans and recommend changes in such plans to the Board as needed.
Our Compensation Committee’s charter was adopted by the Board of Directors on February 15, 2006. The charter is available on our web site at www.oilsandsquest.com.

The Compensation Committee retained Mercer (Canada) Limited to review and advise on both senior executive compensation and compensation for the Board of Directors.
Governance and Nominating Committee
The Company’s Governance and Nominating Committee consists of: Gordon Tallman (Chair), Thomas Milne and Pamela Wallin. Duties of the Governance and Nominating Committee include oversight of the process by which individuals may be nominated to our Board of Directors. Our Governance and Nominating Committee’s charter was adopted by the Board of Directors on February 15, 2006 and is available on our web site at www.oilsandsquest.com.
The functions performed by the Governance and Nominating Committee include identifying potential directors and making recommendations as to the size, functions and composition of the Board and its committees. In making nominations, our Governance and Nominating Committee is required to submit candidates who have the highest personal and professional integrity, who have demonstrated exceptional ability and judgment and who shall be most effective, in conjunction with the other nominees to the Board, in collectively serving the long-term interests of the shareholders.
The Governance and Nominating Committee considers nominees proposed by our shareholders. To recommend a prospective nominee for the Governance and Nominating Committee’s consideration, you may submit the candidate’s name by delivering notice in writing to Oilsands Quest Inc., c/o Burns, Figa and Will, P.C., 6400 S. Fiddlers Green Circle, Suite 1000, Greenwood Village, CO 80111.
A shareholder nomination submitted to the Governance and Nominating Committee must be submitted to the Company by the date mentioned in the most recent proxy statement under the heading “Shareholders Proposals” as such date may be amended in cases where the annual meeting has been changed as contemplated in SEC Rule 14a-8(e), Question 5. The shareholder nomination must include, at a minimum, the following information:
(i)	the name, address, telephone number, fax number and e-mail address of the person submitting the recommendation;

(ii)
the number of shares and description of the Company’s voting securities held by the person submitting the nomination and whether such person is holding the shares through a brokerage account (and if so, the name of the broker-dealer) or directly;

(iii)
the name, address, telephone number, fax number and e-mail address of the person being recommended to the nominating committee to stand for election at the next annual meeting (the “Proposed Nominee”) together with information regarding such person’s education (including degrees obtained and dates), business experience during the past ten years, professional affiliations during the past ten years, and other relevant information;

(iv)	information regarding any family relationships of the Proposed Nominee as required by Item 401(d) of SEC Regulation S-K;

(v)
information whether the Proposed Nominee or the person submitting the recommendation has (within the ten years prior to the recommendation) been involved in legal proceedings of the type described in Item 401(f) of SEC Regulation S-K (and if so, provide the information regarding those legal proceedings required by Item 401(f) of Regulation S-K);

(vi)	information regarding the share ownership of the Proposed Nominee required by Item 403 of Regulation S-K;

(vii)	information regarding certain relationships and related party transactions of the Proposed Nominee as required by Item 404 of Regulation S-K; and

(viii)
the signed consent of the Proposed Nominee in which he or she: (a) consents to being nominated as a director of the Company if selected by the nominating committee, (b) states his or her willingness to serve as a director if elected for compensation not greater than that described in the most recent proxy statement, (c) states whether the proposed nominee is “independent” as defined by Section 121A of the American Stock Exchange Company Guide Governance, and (d) attests to the accuracy of the information submitted pursuant to paragraphs (i) through (vii), above.

Although the information may be submitted by fax, e-mail, mail, or courier, the Governance and Nominating Committee must receive the Proposed Nominee’s signed consent, in original form, within ten days of making the nomination.
When the information required above has been received, the Governance and Nominating Committee will evaluate the Proposed Nominee based on the criteria described below, with the principal criteria being the needs of the Company and the qualifications of such Proposed Nominee to fulfill those needs.
The process for evaluating a Proposed Nominee is the same whether a Proposed Nominee is recommended by a shareholder or by an existing officer or Director. The Governance and Nominating Committee will:
(1)
establish criteria for selection of potential directors, taking into consideration the following attributes which are desirable for a member of our Board of Directors: leadership, independence, interpersonal skills, financial acumen, business experiences, industry knowledge, and diversity of viewpoints; and the Governance and Nominating Committee will periodically assess the criteria to ensure it is consistent with best practices and the goals of the Company;

(2)
identify individuals who satisfy the criteria for selection to the Board and, after consultation with the Chairman of the Board, make recommendations to the Board on new candidates for Board membership; and

(3)
receive and evaluate nominations for Board membership which are recommended by existing Directors, corporate officers, or shareholders in accordance with policies set by the Governance and Nominating Committee and applicable laws.

The Governance and Nominating Committee was formed on April 30, 2004, and held five meetings during the year ended April 30, 2008. It has held two additional meeting during the current fiscal year. On June 25, 2008, by unanimous consent, the Governance and Nominating Committee nominated T. Murray Wilson and Thomas Milne, then serving as our Class B Directors, to stand for reelection. The Company has not engaged the services of or paid a fee to any third party or parties to identify or evaluate or assist in identifying or evaluating potential nominees.
Resources and Reserves Committee
The Company’s Resources and Reserves Committee consists of: Messrs. Read, Tallman, Thompson (Chair), Wilson, and Ms. Wallin. The Resources and Reserves Committee assists the Board in meeting its responsibilities relating to reporting practices related to resources and reserves of the Company. In doing so, the Resources and Reserves Committee reviews the regulatory requirements for oil and gas reporting and makes recommendations to the Board with respect to those requirements, oversees the selection of independent geological engineers and qualified reserves evaluators that perform the Company’s resource evaluations, and reviews all independent geological and engineering evaluation reports. The Committee also reviews all resource reporting and resource related disclosure prior to release by the Company to the public.
Assessments
Following the end of each fiscal year, the Governance and Nominating Committee assesses the effectiveness of the Board as a whole and makes recommendations respecting same. For the most recently ending fiscal year, the Board of Directors undertook to complete surveys wherein they evaluated Directors, senior executives, the Committees and the Board as a whole. The subject matter of the surveys is used to assess and improve Board practices.
Shareholder Communication with the Board of Directors
The Company values the views of its shareholders (current and future shareholders, employees and others). Accordingly, the Board of Directors established a system through its Audit Committee to receive, track and respond to communications from shareholders addressed to the Company’s Board of Directors or to its Non-Management Directors. Any shareholder who wishes to communicate with the Board of Directors or the Non-Management Directors may write to:
Thomas Milne
Chair, Audit Committee
c/o Oilsands Quest Inc.
800, 326 — 11th Avenue S.W.
Calgary, AB, Canada T2R 0C5

The Chair of the Audit Committee is the Board Communications Designee. He will review all communications and report on the communications to the Chair of the Governance and Nominating Committee and the full Board or the Non-Management Directors as appropriate. The Board Communications Designee will take additional action or respond to letters in accordance with instructions from the relevant Board source.
EXECUTIVE COMPENSATION
The following Compensation Discussion and Analysis describes the material elements of compensation for the executive officers identified in the Summary Compensation Table contained below.
Oversight of Executive Compensation Program
As more fully described below, the Compensation Committee of the Board of Directors (the “Compensation Committee”) reviews and recommends to the full Board of Directors the total direct compensation programs for our senior executive officers, including the Named Executive Officers, as defined below. Our senior executive officers review the base salary, annual bonus and long-term compensation levels for the other officers and permanent employees. The entire Board of Directors remains responsible for significant changes to or adoption of new employee benefit plans. Consistent with the listing requirements of the American Stock Exchange, with the exception of Mr. W. Scott Thompson, the Compensation Committee is composed entirely of independent members of our Board of Directors. Mr. Thompson was appointed to the Compensation Committee despite not satisfying the definition of independent under “Compensation Interlocks and Insider Participation”, Rule 803A of the American Stock Exchange Rules.
Compensation Program Philosophy and Objectives
Our compensation program has five objectives:
•	support Oilsands Quest’s overall business strategy;

•	align total compensation with shareholder interests;

•	minimize turnover related to compensation issues;

•	reward key executives and key employees for demonstrated performance through pre-determined and quantifiable short- and long-term incentive plans; and

•	balance the proportion of fixed (i.e. base salary) versus variable (i.e. short- and long-term incentives) compensation to be competitive with typical practice among peers.
In making compensation decisions, the Compensation Committee considers various factors such as each executive’s motivation level, leadership ability, overall knowledge and experience in his or her particular segment of our business, the competitive compensation environment for such individual, that person’s unique skills and his or her expected future contribution to the success of our company. We feel that if these qualities are rewarded, the executives will be motivated to achieve our corporate goals and implement our strategies.

Elements of Compensation
The Compensation Committee believes that the compensation environment for qualified professionals in the industry in which the Company operates is highly competitive and the possibility exists that other companies will be able to offer more concrete benefits and higher salaries to its senior officers. It also believes that similar compensation pressure has resulted from increased financial reporting and corporate governance requirements implemented in recent years. In order to compete in this environment, our senior executive officers’ compensation has four components:
•	base salary;

•	short-term incentives which are determined annually using informed discretion (i.e., not a formula) and approved by the Board;

•	long-incentives to be considered annually at the discretion of the Board; and

•	other benefits that, in most cases, are available to all salaried employees.
How Elements of Our Compensation Program are Related to Each Other
We view the various components of compensation as related but distinct and emphasize “pay for performance” with a significant portion of total compensation reflecting a risk aspect tied to long- and short-term financial and strategic goals. Our compensation philosophy is to foster entrepreneurship at all levels of the organization by making long-term equity-based incentives, in particular stock option grants, a significant component of executive compensation. We determine the appropriate level for each compensation component based in part, but not exclusively, on our view of internal equity and consistency, and other considerations we deem relevant, such as rewarding extraordinary performance. Our Compensation Committee has not adopted any formal or informal policies or guidelines for allocating compensation between long-term and currently paid out compensation, between cash and non-cash compensation, or among different forms of non-cash compensation. We have not adopted any internal pay-equity proposal, but it is the Compensation Committee’s goal to be fair and reasonable to all employees within the limitations of the Company’s financial capabilities and equity requirements. The Compensation Committee has engaged independent consultants to assist it in its determination of peer group assessments and other factors in assessing overall executive compensation. The Compensation Committee has engaged Mercer (Canada) Limited to assist in its compensation assessments for the current year.

Base Salary. Base salary, paid in cash, is the first element of compensation to our senior executive officers. We set base salaries at a level we believe enables us to hire and retain individuals in a competitive environment and to reward individual performance and contribution to our overall business goals, while recognizing that our senior executive officers have additional incentives to encourage the Company’s success and to reflect competitive practices, individual performance and the officer’s contribution to our overall business goals. Individual performance and contribution to the overall business goals of the Company are subjective measures and are also evaluated by the Compensation Committee.
The Compensation Committee believes that base salaries for our senior executive officers are appropriate for executives serving a public company of our size in our industry.
Annual Discretionary Cash Bonuses. Annual discretionary cash bonuses are the second prong of our compensation plan. The Compensation Committee believes it is appropriate that executive officers and other employees have the potential to receive a significant portion of their annual cash compensation as a cash bonus to encourage performance to achieve key short-term (annual) corporate objectives and to be competitive from a total remuneration standpoint. The payment of any bonus is subject to cash flow considerations, and even when a bonus is declared, the Compensation Committee may choose to pay the bonus in equity rather than in cash where cash flow considerations require.
We paid cash bonuses during fiscal years 2008 and 2007 to certain of our Named Executive Officers as disclosed in the “Summary Compensation Table” below. We have no set formula for determining or awarding discretionary cash bonuses to our other executives or employees. In determining whether to award bonuses and the amount of any bonuses, we have taken and will continue to take into consideration discretionary factors such as the individual’s current and expected future performance, level of responsibilities, retention considerations, peer group assessments, and the total compensation package, as well as Company resources and business projections, and other operational factors.
The Compensation Committee may also consider how unexpected events may have impacted the Company’s performance with respect to determining the appropriateness of a bonus. For example, a large acquisition may substantially change our budget and forecast prepared prior to the beginning of a year, thereby affecting the guidelines established for payment of bonuses. Also, our Compensation Committee encourages our executives to pursue long-term goals, even if these long-term goals may result in a reduction in our near-term performance. Accordingly, the Compensation Committee will determine whether and in what amount a discretionary bonus is appropriate for each of the Named Executive Officers after taking into account all factors that the Committee, in its discretion, determines to be appropriate.
Where the Compensation Committee determines that bonuses are properly payable, but cash considerations do not permit the payment of a bonus in cash, the Compensation Committee will consider payment of the bonus amount in restricted stock or options. The Compensation Committee may also defer all or any part of any bonus to future years and to pay bonuses even if no bonus would be payable under the bonus plan.

Long-Term Equity-Based Incentives. Equity-based incentives form a third element of our compensation program. Long-term equity-based incentive compensation is an element of our compensation policy because we believe it aligns management and executives’ interests with the interests of the Company’s shareholders. Our equity incentives also reward the attainment of long-term corporate objectives by our executives. We generally grant equity or option grant awards that are subject to vesting over several years in order to encourage management and executive retention. We also believe that grants of equity-based compensation are necessary to enable us to be competitive from a total remuneration standpoint. At the present time, the Company has two equity incentive plans for its management and employees: its 2005b Stock Option Plan and its 2006 Stock Option Plan. The Company does not intend to grant any further options under the 2005b Stock Option Plan.
The Compensation Committee acts as the oversight of our long-term equity-based incentive plans and performs functions that include selecting award recipients, determining the timing of grants and assigning the number of shares subject to each award, fixing the time and manner in which awards are exercisable, setting exercise prices and vesting and expiration dates, and from time to time recommending rules and regulations for carrying out the purposes of our plans for approval by the Board of Directors. For compensation decisions regarding the grant of equity compensation to executive officers and other employees, our Compensation Committee typically considers recommendations from our Executive Chairman and Chief Executive Officer as well as the competitive environment associated with longer-term compensation. All awards are priced at the fair market value on the grant date in accordance with SFAS 123(R).
In addition, all equity awards to our employees, including executive officers, and to our Directors have been granted and reflected in our consolidated financial statements, based upon the applicable accounting guidance, at fair market value on the grant date in accordance with SFAS 123(R). Information about unvested performance shares and outstanding options held by our Named Executive Officers and Directors is contained in the “Outstanding Equity Awards at Fiscal Year End — 2008” and “Director Compensation” tables below.
Typically, awards vest over multiple years but the Compensation Committee maintains the discretionary authority to vest the equity grant immediately if the individual situation merits. In the event of a change of control, or upon the death, disability, retirement or termination of a grantee’s employment without good reason, all outstanding equity-based awards may immediately vest depending on the individual’s employment arrangement.
We have no set formula for granting awards to our executives or employees. In determining whether to grant awards and the amount of any awards, we take into consideration discretionary factors such as the individual’s current and expected future performance, level of responsibilities, retention considerations and the total compensation package.
Other Employee Benefits. The Company’s executive officers are eligible to participate in all of our employee benefit plans, such as medical, dental, group life and long-term disability insurance, in each case on the same basis as other employees. The Company provides vacation and other paid holidays to all employees, including the Named Executive Officers, which are comparable to those provided by other employers.

Our Articles of Incorporation and Bylaws entitle our officers and Directors to advancement or reimbursement of their legal expenses, to the fullest extent permitted by law, if they are involved in litigation as a result of performing services for the Company or other enterprise at its request. The right to indemnification is conditioned on meeting a specified standard of care, generally requiring the officer to have acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company.
Employment Contracts, Change-In-Control Arrangements and Certain Other Matters. We have entered into employment agreements with each of our Named Executive Officers. The material terms, including change-in-control provisions, are described below:
1. Executive Officers Serving as of April 30, 2008
T. Murray Wilson
On May 1, 2006, and as amended effective on September 22, 2006, the Company entered into an executive employment agreement with T. Murray Wilson under which Mr. Wilson receives an annual base salary (currently at $396,236 ($400,000 CDN)) and he is eligible to receive an annual bonus up to 200% of his annual base salary (the “Base Salary”). In addition to the Base Salary, Mr. Wilson received options to acquire 4,000,000 shares of the Company’s Common Stock at an exercise price of $6.75 equal to the per-share fair market value on the date of grant and vesting as follows: 1,000,000 options on the execution of the employment agreement (May 1, 2006); 1,000,000 options vesting upon attaining certain reorganization goals of the Company which occurred on August 14, 2006; 1,000,000 options on May 1, 2007; and 1,000,000 options on May 1, 2008.
According to the severance terms of Mr. Wilson’s employment agreement, upon termination of employment by the Company, Mr. Wilson will receive: (i) a lump sum payment equal to the monthly Base Salary (the Annual Base Salary divided by 12) as at the termination date, multiplied by the number of months in the notice period (which is equal to a minimum of 12 months plus one month for each completed year of service and up to a maximum aggregate of 18 months); (ii) a further lump sum payment equal to the value of Mr. Wilson’s benefits; (iii) a further lump sum payment equal to the average annual bonus during the term of his employment, divided by 12 and multiplied by the number of months in the notice period; and (iv) accelerated vesting of all unvested stock options granted to Mr. Wilson to the extent such stock options would have vested during the notice period and a period of 90 days from the termination date in which to exercise any unexercised stock options.
Upon a change in control of the Company, Mr. Wilson will be entitled to receive the following compensation: (i) a lump sum payment equal to the monthly Base Salary as at the termination date, multiplied by the number of months in the notice period times 1.5; (ii) a further lump sum payment equal to the value of Mr. Wilson’s benefits times 1.5; (iii) a further lump sum payment equal to the average annual bonus, divided by 12 and multiplied by the number of months in the notice period times 1.5; and (iv) the accelerated vesting of all stock options and other unvested incentive compensation granted to Mr. Wilson to the extent such stock options would have vested during the notice period and a period of 90 days from the termination date in which to exercise any unexercised stock options.

Christopher H. Hopkins
On August 14, 2006, Christopher H. Hopkins entered into an executive employment agreement with the Company, pursuant to which he receives a base annual salary (referred to as the Base Fee in his agreement — currently at $396,236 ($400,000 CDN)). The executive is entitled to participate in the Company’s long and short term incentive plans (including stock option plans) and bonuses from time to time in amounts and on such terms and conditions as may be determined by the Board of Directors in its sole discretion.
According to the severance terms of Mr. Hopkins’ executive employment agreement, upon termination of employment by the Company without cause or upon triggering events or a change in control (all of which are defined in the agreement along with the capitalized terms used in this paragraph), the executive will receive: (i) a lump sum payment equal to the Monthly Base Fee (the Base Fee divided by 12) as at the Termination date, multiplied by the number of months in the Notice Period (which is equal to a minimum of 18 months plus one month for each completed year of service, including years of service with OQI Sask from November 1, 2004); (ii) a further lump sum payment equal to the value of the executive’s benefits, multiplied by the number of months in the Notice Period; and (iii) a further lump sum payment based on the average annual bonus (for the previous three years) paid to the executive, divided by 12 and multiplied by the number of months in the Notice Period. The agreement may also be terminated at any time by the executive, with 60 days notice, in which case the executive is only entitled to payments of salary and benefits through the date of termination.
Karim Hirji
On August 14, 2006, Karim Hirji entered into an executive employment agreement with the Company pursuant to which he will receives a base annual salary (referred to as the Base Fee in his agreement — currently at $371,471 ($375,000 CDN)). The executive is entitled to participate in the Company’s long and short term incentive plans (including stock option plans) and bonuses from time to time in amounts and on such terms and conditions as may be determined by the Board of Directors in its sole discretion. The terms regarding severance and change of control are substantially identical to those described for Mr. Hopkins above.
Errin Kimball
On August 14, 2006, Errin Kimball entered into an executive employment agreement with the Company pursuant to which he receives a base annual salary (referred to as the Base Fee in his agreement — currently at $272,412 ($275,000 CDN)). The executive is entitled to participate in the Company’s long and short term incentive plans (including stock option plans) and bonuses from time to time in amounts and on such terms and conditions as may be determined by the Board of Directors in its sole discretion. The terms regarding severance and change of control are substantially identical to those described for Mr. Hopkins above.

Erdal Yildirim
On October 2, 2006, Erdal Yildirim entered into an executive employment agreement with the Company pursuant to which he receives a base annual salary (referred to as the Base Fee in his agreement — currently at $287,271 ($290,000 CDN)). The executive is entitled to participate in the Company’s long and short term incentive plans (including stock option plans) and bonuses from time to time in amounts and on such terms and conditions as may be determined by the Board of Directors in its sole discretion. The terms regarding severance and change of control are substantially identical to those described for Mr. Hopkins above.
2. Executive Officers Retained Subsequent to April 30, 2008
The employment agreement between Mr. Fitzgibbon and the Company is for an indefinite term and provides that Mr. Fitzgibbon will initially receive a base salary of $396,236 ($400,000 CDN). Mr. Fitzgibbon will also receive a $396,236 ($400,000 CDN) signing bonus of which $198,118 ($200,000 CDN) will be paid on his first active date of employment and the remaining $198,118 ($200,000 CDN) will be paid six months from that date. Additionally, Mr. Fitzgibbon is entitled to participate in the Company’s long and short term incentive plans (including stock option plans) and may be paid bonuses in amounts and on such terms and conditions as determined by the Board of Directors. The employment agreement provides upon a termination of employment by the Company without cause or upon triggering events or a change in control (all of which are defined in the agreement along with the capitalized terms used in this paragraph), Mr. Fitzgibbon will receive: (i) a lump sum payment equal to up to 24 months of his monthly base salary at the time of termination; (ii) a further lump sum payment derived from the value of the benefits provided to Mr. Fitzgibbon’s by the Company; and (iii) a lump sum payment based on the average annual bonus (for the previous three years) paid to Mr. Fitzgibbon. The employment agreement provides that the actual sum of each of these lump sum payments will depend on the amount of time Mr. Fitzgibbon has served as a Company employee.
Compensation Committee Interlocks and Insider Participation. The following persons served on our Compensation Committee during the fiscal year completed April 30, 2008: Messrs. Milne, Phillips, Read, Tallman (until October 2007) and Thompson. None of the members of our Compensation Committee was an employee of the Company during the fiscal year, nor has any member of Compensation Committee formerly served an officer of the Company, and none of the Committee members entered into a transaction with the Company in which they had a direct or indirect interest that is required to be disclosed pursuant to Item 404 of Regulation S-K.
Mr. Thompson is not considered independent as defined in Section 803A of the Company guide for the American Stock Exchange, however he is not currently an officer of the Company, and is not related to such a person. Mr. Thompson received a consulting fee from May 2005 through April 2006 prior to joining our Board of Directors. Mr. Thompson has a significant amount of experience in the oil and gas industry and building and growing these enterprises. Further, Mr. Thompson has a significant amount of experience in negotiating compensation packages for senior management personnel in the oil and gas industry. Because of the Company’s growth and need to continue developing and building its senior management team, the Company has relied and will continue to rely on Mr. Thompson’s experience in helping us recruit and negotiate compensation packages for senior level officers. Thus, the Company believes his role on the Compensation Committee is integral and in the best interests of the Company and its shareholders.

REPORT OF THE COMPENSATION COMMITTEE
The following Compensation Committee Report does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report.
The Compensation Committee of the Board of Directors has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management. The Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the registrant’s annual report on Form 10-K.
Respectfully submitted by the Compensation Committee of the Board of Directors:
Thomas Milne
Ronald Phillips, Chairman
John Read
William Scott Thompson
Compensation and other Benefits of Executive Officers
The following table sets out the compensation recorded for the fiscal years April 30, 2008, 2007, and 2006 in respect to each of the individuals who served as the Company’s chief executive officer and chief financial officer at any time during the last fiscal year and the Company’s most three highly compensated executive officers whose total salary and bonus exceeded $100,000 (the “Named Executive Officers”). For a description of related party transactions, see “Certain Relationships and Related Transactions” above.
SUMMARY COMPENSATION TABLE

							Nonqualified
						Non-Equity	Deferred
				Stock	Option	Incentive Plan	Compensation	All Other
Name and		Salary	Bonus	Awards	Awards(5) (6)	Compensation	Earnings	Compensation(3)	Total(4)
Principal Position	Year	($)	($)	($)	($)	($)	($)	($)	($)
T. Murray Wilson,	2008	$366,712	$195,580	Nil	$5,399,940	Nil	Nil	$6,176	$5,968,408
Executive Chairman,	2007	$263,667	$132,712	Nil	$21,427,791	Nil	Nil	$800	$21,824,970
Principal Executive	2006	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Officer(1)

Christopher H. Hopkins	2008	$366,712	$195,580	Nil	$2,339,437	Nil	Nil	$794	$2,902,523
President and Chief	2007	$263,667	Nil	Nil	$5,773,028	Nil	Nil	$820	$6,037,515
Executive Officer	2006	$148,091	Nil	Nil	Nil	Nil	Nil	$1,736	$149,827

Karim Hirji, Chief	2008	$336,153	$171,132	Nil	$1,777,762	Nil	Nil	$23,060	$2,308,107
Financial Officer(2)	2007	$219,722	Nil	Nil	$3,092,715	Nil	Nil	$18,103	$3,330,540
	2006	$148,091	Nil	Nil	Nil	Nil	Nil	$1,736	$149,827

Errin Kimball,	2008	$262,810	$97,790	Nil	$1,224,253	Nil	Nil	$1,877	$1,586,730
Vice President	2007	$219,722	Nil	Nil	$2,975,099	Nil	Nil	$2,071	$3,196,892
Exploration(2)	2006	$189,526	Nil	Nil	Nil	Nil	Nil	$1,985	$191,511

Erdal Yildirim,	2008	$273,812	$57,044	Nil	$1,194,091	Nil	Nil	$19,820	$1,544,767
Executive Vice	2007	$126,514	Nil	Nil	$265,247	Nil	Nil	$10,442	$402,203
President Project Development(2)	2006	Nil	Nil	Nil	Nil	Nil	Nil	Nil	Nil

1)	Mr. Wilson became an Officer of the Company on May 1, 2006.

2)
Messrs. Hopkins and Hirji became Officers of OQI on August 14, 2006. Prior thereto, they were employees of OQI Sask from May 1, 2005 to August 14, 2006. Prior thereto, they were consultants to OQI Sask. Mr. Kimball became an officer of OQI on August 14, 2006. Prior thereto, he was an employee of OQI Sask from July 1, 2005 to August 14, 2006. Mr. Yildirim became an officer of OQI on October 2, 2006. All compensation paid to them during the disclosed periods has been included.

3)	Premiums paid on an extended health benefits program, automobile allowances or personal use benefits of automobiles are included herein.

4)	All compensation is paid in Canadian Dollars and shown in United States Dollars converted at the average exchange rate for the year indicated ($1.00 US = $1.0225 CDN (2008))

5)
The dollar amount reported in this column is the compensation cost recognized in our 2008 financial statements pursuant to SFAS No. 123(R). The Company estimates the fair value of stock options using the Black-Scholes valuation model, consistent with the provisions of SFAS No. 123R. The Black-Scholes valuation model requires the input of highly subjective assumptions, including the option’s expected life and the expected price volatility of the Company’s Common Stock. The expected stock price volatility assumption was determined using historical volatility of the Company’s Common Stock.

6)
Amounts include the estimated fair value of options to acquire OQI Sask common shares granted prior to the reorganization of August 14, 2006 that were included in Stock-based compensation expense in the 2007 consolidated financial statements as to $5,067,331 for Mr. Hopkins, $2,622,251 for Mr. Hirji and $2,622,251 for Mr. Kimball.

Grant of Plan Based Awards Table
GRANTS OF PLAN-BASED AWARD

								All
								Other	All other
								Stock	Option
								Awards:	Awards:	Exercise
		Estimated Future Payouts			Estimated Future			Number	Number of	or Base	Grant Date
		Under Non-Equity			Payouts Under Equity			of Shares	Securities	Price of	Fair Value
		Incentive Plan Awards			Incentive Plan Awards			of Stock	Underlying	Option	of Stock
	Grant	Threshold	Target	Maximum	Threshold	Target	Maximum	or Units	Options	Awards	and Option
Name	Date	($)	($)	($)	(#)	(#)	(#)	(#)	(#) (1)	($/Sh) (2)	Awards (3)
T. Murray Wilson,	August 1, 2007	—	—	—	—	—	—	—	750,000	$4.27	$2,835,000
Christopher H. Hopkins	August 1, 2007	—	—	—	—	—	—	—	750,000	$4.27	$2,835,000
Karim Hirji	August 1, 2007	—	—	—	—	—	—	—	600,000	$4.27	$2,268,000
Errin Kimball	August 1, 2007	—	—	—	—	—	—	—	400,000	$4.27	$1,512,000
Erdal Yildirim	August 1, 2007	—	—	—	—	—	—	—	400,000	$4.27	$1,512,000

1)	Stock options vest at the rate of 25% on the date of grant and 25% on each of the first three anniversary dates of the grant date unless otherwise stated in the Employment Agreement.

2)	The exercise price for stock options is equal to the closing price of our Common Stock on the date of grant.

3)
The Company estimates the fair value of stock options using the Black-Scholes valuation model, consistent with the provisions of SFAS No. 123R. The Black-Scholes valuation model requires the input of highly subjective assumptions, including the option’s expected life and the expected price volatility of the Company’s Common Stock. The expected stock price volatility assumption was determined using historical volatility of the Company’s Common Stock. This amount disregards any estimate of forfeitures.

Outstanding Equity Awards at Fiscal Year-End Table
The following table sets out the unexercised stock options, stock granted as bonuses that have not vested, and equity incentive plan awards for each Named Executive Officer outstanding as of the end of our fiscal year:
OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	Option Awards					Stock Awards
									Equity
									Incentive
								Equity	Plan
								Incentive	Awards:
								Plan	Market or
			Equity					Awards:	Payout
			Incentive Plan					Number of	Value of
			Awards:				Market	Unearned	Unearned
			Number of			Number of	Value of	Shares,	Shares,
	Number of	Number of	Securities			Shares or	Shares or	Units or	Units or
	Securities	Securities	Underlying			Units of	Units of	Other	Other
	Underlying	Underlying	Unexercised	Option		Stock That	Stock That	Rights That	Rights That
	Unexercised	Unexercised	Unearned	Exercise	Option	Have Not	Have Not	Have Not	Have Not
	Options (#)	Options (#)	Options	Price	Expiration	Vested	Vested	Vested	Vested
Name	Exercisable (1)	Unexercisable (1)	(#)	($)	Date	(#)	($)	(#)	($)
T. Murray Wilson (2)	1,000,000	—	—	$6.75	May 1/11	—	—	—	—
	1,000,000	—	—	$6.75	Aug. 14/11	—	—	—	—
	1,000,000	—	—	$6.75	May 1/12	—	—	—	—
	—	1,000,000	1,000,000	$6.75	May 1/13	—	—	—	—
	137,500	412,500	412,500	$5.05	Aug. 23/11	—	—	—	—
	187,500	562,500	562,500	$4.27	Aug. 1/12	—	—	—	—

Christopher H. Hopkins (3)	150,000	450,000	450,000	$5.05	Aug. 23/11	—	—	—	—
	187,500	562,500	562,500	$4.27	Aug. 1/12	—	—	—	—

Karim Hirji (4)	100,000	300,000	300,000	$5.05	Aug. 23/11	—	—	—	—
	150,000	450,000	450,000	$4.27	Aug. 1/12	—	—	—	—

Errin Kimball (5)	75,000	225,000	225,000	$5.05	Aug. 23/11	—	—	—	—
	100,000	300,000	300,000	$4.27	Aug. 1/12	—	—	—	—

Erdal Yildirim (6)	75,000	225,000	225,000	$3.89	Oct. 2/11	—	—	—	—
	100,000	300,000	300,000	$4.27	Aug. 1/12	—	—	—	—
In addition to the OQI options held as set out above, the Named Executive Officers also hold certain options to acquire Exchangeable Shares, which are exchangeable into the Company’s Common Stock, under options granted by OQI Sask prior to the reorganization of August 14, 2006. Each option entitles the holder to 8.23 Exchangeable shares. Details of OQI Sask options held are as follows:

(1)
Mr. Hopkins holds 200,000 options to acquire OQI Sask common shares at $6.00 CDN which are exercisable and expire as to 100,000 on December 15, 2010 and 100,000 on May 1, 2011, 233,334 options to acquire OQI Sask common shares at $25.00 CDN per share which are exercisable and expire on May 1, 2011, and 66,666 options to acquire OQI Sask common shares at $25.00 CDN per share vesting 1/2 on each of May 1, 2008 and May 1, 2009; Mr. Hirji holds 50,000 options to acquire OQI Sask common shares at $6.00 CDN per share which are exercisable and expire on May 1, 2011, 133,334 options to acquire OQI Sask common shares at $25.00 CDN per share which are exercisable and expire on May 1, 2011, and 66,666 options to acquire OQI Sask common shares at $25.00 CDN per share vesting 1/2 on each of May 1, 2008 and May 1, 2009; and Mr. Kimball holds 50,000 options to acquire OQI Sask common shares at $6.00 CDN per share which are exercisable and expire on May 1, 2011, 83,334 options to acquire OQI Sask common shares at $25.00 CDN per share which are exercisable and expire on May 1, 2011, and 66,666 options to acquire OQI Sask common shares at $25.00 CDN per share vesting 1/2 on each of May 1, 2008 and May 1, 2009.

(2)
As of April 30, 2008, options granted to T. Murray Wilson consisted of: Stock options received pursuant to Mr. Wilson’s Executive Employment Agreement with the Company, dated May 1, 2006 and as amended effective on September 22, 2006. Of these, options to purchase 1,000,000 shares vested immediately; options to purchase 1,000,000 shares vested upon attaining certain reorganization goals of the Company, which occurred on August 14, 2006; options to purchase 1,000,000 shares vested on May 1, 2007; and options to purchase 1,000,000 shares that vest on May 1, 2008. The exercise price of all the above options is $6.75. In addition, Mr. Wilson was granted 300,000 options at an exercise price of $5.05 and pursuant to the Company’s 2006 Stock Option Plan on August 23, 2006. The options vest either (i) 25% immediately and 25% each year for three years after the date of grant (August 23, 2007, August 23, 2008, and August 23, 2009); or (ii) 100% vesting upon a merger, acquisition, sale or a change in control. On September 27, 2006, Mr. Wilson returned 25,000 of these options to the Company for cancellation. Mr. Wilson was also granted 300,000 bonus options at an exercise price of $5.05 pursuant to the Company’s 2006 Stock Option Plan on August 23, 2006. The options vest either (i) 25% upon a 750 million bitumen in place (“BIP”) barrel count defined as the high resource (P10) estimate of bitumen in place, 50% upon a 1 billion BIP barrel count, 75% upon a 1.25 billion BIP barrel count, and 100% upon a 1.5 billion BIP barrel count, and three years from the date of grant; or (ii) 100% vesting upon a merger, acquisition, sale, or change in control. On September 27, 2006, Mr. Wilson returned 25,000 of these options to the Company for cancellation. On August 1, 2007, Mr. Wilson was granted 750,000 options at an exercise price of $4.27 pursuant to the Company’s 2006 Stock Option Plan. The options vest either (i) 25% immediately and 25% each year for three years after the date of grant (August 1, 2008, August 1, 2009, and August 1, 2010); or (ii) 100% vesting upon a merger, acquisition, sale or a change in control. The above transactions are exempt from 16(b) reporting requirements pursuant to Rule 16b-3(d).

(3)
As of April 30, 2008, options granted to Christopher H. Hopkins consisted of: Vested options to acquire 3,566,334 Exchangeable Shares of which 823,000 expire on December 15, 2010 and 2,743,334 expire on May 1, 2011. Mr. Hopkins was additionally granted unvested options to acquire 548,666 Exchangeable Shares vesting 1/2 on May 1, 2008 and 1/2 on May 1, 2009, and such options expire on May 1, 2011. The Exchangeable Shares expire on August 14, 2013. Mr. Hopkins was also granted 300,000 options at an exercise price of $5.05 pursuant to the Company’s 2006 Stock Option Plan on August 23, 2006. The options vest either (i) 25% immediately and 25% each year for three years after the date of grant (August 23, 2007, August 23, 2008, and August 23, 2009); or (ii) 100% vesting upon a merger, acquisition, sale or a change in control. In addition, Mr. Hopkins was granted 300,000 options at an exercise price of $5.05 pursuant to the Company’s 2006 Stock Option Plan on August 23, 2006. The options vest either (i) 25% upon a 750 million bitumen in place (“BIP”) barrel count defined as the high resource (P10) estimate of bitumen in place, 50% upon a 1 billion BIP barrel count, 75% upon a 1.25 billion BIP barrel count, and 100% upon a 1.5 billion BIP barrel count, and three years from date of grant; or (ii) 100% vesting upon a merger, acquisition, sale, or change in control. On August 1, 2007, Mr. Hopkins was granted 750,000 options at an exercise price of $4.27 pursuant to the Company’s 2006 Stock Option Plan. The options vest either (i) 25% immediately and 25% each year for three years after the date of grant (August 1, 2008, August 1, 2009, and August 1, 2010); or (ii) 100% vesting upon a merger, acquisition, sale or a change in control. The above transactions are exempt from 16(b) reporting requirements pursuant to Rule 16b-3(d).

(4)
As of April 30, 2008, options granted to Karim Hirji consisted of: Vested options to acquire 1,508,834 Exchangeable Shares all of which expire on May 1, 2011. Mr. Hirji was additional granted unvested options to acquire 548,666 Exchangeable Shares vesting 1/2 on May 1, 2008 and 1/2 on May 1, 2009 and such options expire on May 1, 2011. The Exchangeable Shares expire on August 14, 2013. In addition, Mr. Hirji was granted 200,000 options at an exercise price of $5.05 pursuant to the Company’s 2006 Stock Option Plan on August 23, 2006. The options vest either (i) 25% immediately and 25% each year for three years after the date of grant (August 23, 2007, August 23, 2008, and August 23, 2009); or (ii) 100% vesting upon a merger, acquisition, sale or change in control. Mr. Hirji was also granted 200,000 options at an exercise price of $5.05 pursuant to the Company’s 2006 Stock Option Plan on August 23, 2006. The options vest either (i) 25% upon a 750 million bitumen in place (“BIP”) barrel count defined as the high resource (P10) estimate of bitumen in place, 50% upon a 1 billion BIP barrel count, 75% upon a 1.25 billion BIP barrel count, and 100% upon a 1.5 billion BIP barrel count, and three years from date of grant; or (ii) 100% vesting upon a merger, acquisition, sale, or change in control. On August 1, 2007, Mr. Hirji was granted 600,000 options at an exercise price of $4.27 pursuant to the Company’s 2006 Stock Option Plan. The options vest either (i) 25% immediately and 25% each year for three years after the date of grant (August 1, 2008, August 1, 2009, and August 1, 2010); or (ii) 100% vesting upon a merger, acquisition, sale or a change in control. The above transactions are exempt from 16(b) reporting requirements pursuant to Rule 16b-3(d).

(5)
As of April 30, 2008, options granted to Errin Kimball consisted of: Vested options to acquire 1,097,334 Exchangeable Shares all of which expire on May 1, 2011. Mr. Kimball was additionally granted unvested options to acquire 548,666 Exchangeable Shares vesting 1/2 on May 1, 2008 and 1/2 on May 1, 2009. These options expire on May 1, 2011. The Exchangeable Shares expire on August 14, 2013. In addition, Mr. Kimball was granted 150,000 options at an exercise price of $5.05 pursuant to the Company’s 2006 Stock Option Plan on August 23, 2006. The options vest either (i) 25% immediately and 25% each year for three years after the date of grant (August 23, 2007, August 23, 2008, and August 23, 2009); or (ii) 100% vesting upon a merger, acquisition, sale or a change in control. Mr. Kimball was also granted 150,000 options at an exercise price of $5.05 pursuant to the Company’s 2006 Stock Option Plan on August 23, 2006. The options vest either (i) 25% upon a 750 million bitumen in place (“BIP”) barrel count defined as the high resource (P10) estimate of bitumen in place, 50% upon a 1 billion BIP barrel count, 75% upon a 1.25 billion BIP barrel count, and 100% upon a 1.5 billion BIP barrel count, and three years from date of grant; or (ii) 100% vesting upon a merger, acquisition, sale, or change in control. On August 1, 2007, Mr. Kimball was granted 400,000 options at an exercise price of $4.27 pursuant to the Company’s 2006 Stock Option Plan. The options vest either (i) 25% immediately and 25% each year for three years after the date of grant (August 1 2008, August 1, 2009, and August 1, 2010); or (ii) 100% vesting upon a merger, acquisition, sale or a change in control. The above transactions are exempt from 16(b) reporting requirements pursuant to Rule 16b-3(d).

(6)
As of April 30, 2008, options granted to Erdal Yildirim consisted of: 150,000 options at an exercise price of $3.89 pursuant to the Company’s 2006 Stock Option Plan on October 2, 2006. The options vest either (i) 25% immediately and 25% each year for three years after the date of grant (October 2, 2007, October 2, 2008, and October 2, 2009); or (ii) 100% vesting upon a merger, acquisition, sale or a change in control. Mr. Yildirim was also granted 150,000 options at an exercise price of $3.89 pursuant to the Company’s 2006 Stock Option Plan on October 2, 2006. The options vest either (i) 25% upon a 750 million bitumen in place (“BIP”) barrel count defined as the high resource (P10) estimate of bitumen in place, 50% upon a 1 billion BIP barrel count, 75% upon a 1.25 billion BIP barrel count, and 100% upon a 1.5 billion BIP barrel count, and three years from date of grant; or (ii) 100% vesting upon a merger, acquisition, sale, or change in control. On August 1, 2007, Mr. Yildirim was granted 400,000 options at an exercise price of $4.27 pursuant to the Company’s 2006 Stock Option Plan. The options vest either (i) 25% immediately and 25% each year for three years after the date of grant (August 1, 2008, August 1, 2009, and August 1, 2010); or (ii) 100% vesting upon a merger, acquisition, sale or a change in control. The above transactions are exempt from 16(b) reporting requirements pursuant to Rule 16b-3(d).

Option Exercises and stock vested table
The following table sets out the exercise of stock options, SARs and similar instruments, and each vesting of stock, including restricted stock units and similar instruments during the fiscal year ended April 30, 2008.
OPTIONS EXERCISED AND STOCK VESTED

	Option Awards		Stock Awards
Value
	Number of	Realized	Number of	Value
	Shares	On	Shares Acquired	Realized
	Acquired on Exercise	Exercise	on Vesting	on Vesting
Name	(#)	($)	($)	($)
T. Murray Wilson	Nil	Nil	Nil	Nil
Christopher H. Hopkins	Nil	Nil	Nil	Nil
Karim Hirji	Nil	Nil	Nil	Nil
Errin Kimball	Nil	Nil	Nil	Nil
Erdal Yildirim	Nil	Nil	Nil	Nil

Potential Payments Upon Termination or Change in Control
We have entered into employment agreements with certain of our executive officers. These employment agreements provide for severance payments upon the termination of the executive in certain circumstances. These severance payments applicable to our Named Executive Officers are described above.
Compensation of Directors.
Prior to September 12, 2006, the Company did not have any standard arrangements pursuant to which the Company’s Directors were compensated for services as Directors. The following director compensation was put in place effective September 12, 2006.
The non-management Directors of OQI are paid the following fees: (i) a retainer of $2,000 per month ($24,000 annually); (ii) a fee of $1,000 for board meetings attended by a Director in person or by phone, but not by proxy; (iii) an annual fee of $5,000 for the Chairman of any committee of the Board of Directors; (iv) a fee of $1,000 for committee meetings attended by a committee member in person or by phone, but not by proxy; and (v) effective August 1, 2008 a fee of $1,500 per trip for travel. The non-management Directors of the Company may also be compensated with stock options. No pension or retirement benefit plan has been instituted by the Company and none is proposed at this time. There is no arrangement for compensation with respect to termination of the Directors in the event of change of control of the Company, however, in the event of a termination due to and change in control, all non-vested options granted previously will vest. Messrs. Wilson and Hopkins also served on our Board of Directors. However, both also served as executive officers of the Company and neither received separate compensation for serving as a Director.
DIRECTOR COMPENSATION

					Nonqualified
	Fees Earned			Non-Equity	Deferred
	or Paid in	Stock	Option	Incentive Plan	Compensation	All Other
	Cash	Awards	Awards	Compensation	Earnings	Compensation	Total
Name	($)	($)	($)(1)	($)	($)	($)	($)
Thomas Milne	$55,000	—	$561,675	—	—	—	$616,675
Ronald Phillips	$55,000	—	$561,675	—	—	—	$616,675
Gordon Tallman	$60,000	—	$561,675	—	—	—	$621,675
W. Scott Thompson	$50,000	—	$561,675	—	—	—	$611,675
Pamela Wallin	$41,000	—	$243,953	—	—	—	$284,953
John Read	$22,370	—	$295,848	—	—	—	$318,218

1)
The dollar amount reported in this column is the compensation cost recognized in our 2008 financial statements pursuant to SFAS No. 123(R). The Company estimates the fair value of stock options using the Black-Scholes valuation model, consistent with the provisions of SFAS No. 123R. The Black-Scholes valuation model requires the input of highly subjective assumptions, including the option’s expected life and the expected price volatility of the Company’s Common Stock. The expected stock price volatility assumption was determined using historical volatility of the Company’s Common Stock.

INDEPENDENT PUBLIC ACCOUNTANTS
Since November 13, 2007 KPMG LLP (“KPMG”) has served as our independent registered public accounting firm. A representative of KPMG will be present at the Annual Meeting and will be available to answer questions from shareholders relating to their audit and audit report.
Until November 13, 2007 Pannell Kerr Forster (registered with the Public Company Accounting Oversight Board as “Smythe Ratcliffe”) (“PKF”) served as the Company’s independent public accounting firm. However, as of that date PKF was dismissed by the Company as a result of PKF’s desire to resign. PKF had expressed its desire to resign due to the lack of a PKF office in Calgary and the increased PKF resources necessary to continue to serve as the Company’s auditor. The Company’s Audit Committee had recommended that PKF be replaced as the Company’s independent registered public accounting firm. The dismissal of PKF and the retention of KMPG was disclosed in a current report on Form 8-K/A No. 1 dated November 13, 2007 (and filed with the SEC on November 20, 2007).
PKF’s principal accountant report on the Company’s financial statements for both of the past two years (fiscal 2007 and 2006) did not contain an adverse opinion or disclaimer of opinion, nor was either modified as to uncertainty, audit scope, or accounting principles. There were no disagreements with PKF on any matter of accounting principles, practices, financial statement disclosure, or auditing scope or procedure which if not resolved to PKF’s satisfaction would have caused PKF to make reference to the subject matter of the disagreement in connection with its principal accounting reports.
The Company provided PKF with a copy of the disclosure contained in the Form 8-K and requested PKF furnish to the Company a letter addressed to the Securities and Exchange Commission stating whether PKF agreed with the Company’s statements in that Form 8-K.
Audit Fees
Our principal accountant, KPMG, billed us aggregate fees in the amount of approximately $211,247 for the fiscal year ended April 30, 2008 and nil for the fiscal year ended April 30, 2007. These amounts were billed for professional services that KPMG provided for the audit of our annual financial statements included in our report on Form 10-K and the review of the financial statements included in our quarterly reports on Form 10-Q.
Our predecessor accountant, PKF, billed us aggregate fees in the amount of approximately $24,000 for the fiscal year ended April 30, 2008 and $150,725 for the fiscal year ended April 30, 2007. These amounts were billed for professional services that PKF provided for the audit of our 2007 annual financial statements and the review of the July 31, 2007 financial statements.

Audit-Related Fees
KPMG billed us nil aggregate fees for the fiscal years ended April 30, 2008 and April 30, 2007 for assurance and related services that were reasonably related to the performance of the audit or review of our financial statements.
PKF billed us nil aggregate fees for the fiscal year ended April 30, 2008 and $87,885 for the fiscal year ended April 30, 2007 for assurance and related services that were reasonably related to the performance of the audit or review of our financial statements.
Tax Fees
KPMG billed us nil aggregate fees for tax compliance for the fiscal year ended April 30, 2008. During the fiscal years ended April 30, 2008 and 2007. PKF did not provide any tax advice.
All Other Fees
KPMG billed us $11,126 in other fees for the fiscal year ended April 30, 2008 and nil aggregate fees for the fiscal year ended April 30, 2007 for other fees.
PKF billed us $41,550 in other fees for the fiscal year ended April 30, 2008 and $1,940 for the fiscal year ended April 30, 2007 for other fees.
Audit Committee’s Pre-Approval Practice
Section 10A(i) of the Exchange Act prohibits our auditors from performing audit services for us as well as any services not considered to be “audit services” unless such services are pre-approved by the Audit Committee of the Board of Directors, or unless the services meet certain de minimis standards. The Audit Committee’s charter (adopted February 15, 2006) provides that the Audit Committee must preapprove all audit services that the auditor may provide to us or any subsidiary (including, without limitation, providing comfort letters in connection with securities underwritings or statutory audits) as required by §10A(i)(1)(A) of the Exchange Act (as amended by the Sarbanes-Oxley Act of 2002).
PROPOSAL ONE
ELECTION OF CLASS B DIRECTORS
The Board of Directors is nominating the two current Class B Directors for re-election to serve a three year term until the annual meeting in 2011, or each until their successors are duly elected or appointed or until their earlier death, resignation or removal.
Nominees for Election of Class B Directors
The persons named in the enclosed form of Proxy will vote the shares represented by such Proxy for the election of the two nominees for Class B Director named below. If, at the time of the Meeting, any of these nominees shall become unavailable for any reason, which event is not expected to occur, the persons entitled to vote the Proxy will vote for such substitute nominee or nominees, if any, as they determine in their sole discretion. If elected, T. Murray Wilson and Thomas Milne will each hold office for a term of three years, until their successors are duly elected or appointed or until their earlier death, resignation or removal.

The Board of Directors recommends a vote “FOR” the election of Messrs. Wilson and Milne. Unless otherwise specified, the enclosed proxy will be voted “FOR” the election of the Board of Directors’ slate of nominees. Neither management nor the Board of Directors of the Company is aware of any reason which would cause any nominee to be unavailable to serve as a Director.
PROPOSAL TWO
AMENDMENT TO THE ARTICLES OF INCORPORATION
TO INCREASE THE NUMBER OF
SHARES OF AUTHORIZED COMMON STOCK
The Board of Directors of the Company has approved an amendment to the Company’s Articles of Incorporation to increase the number of shares of authorized Common Stock from 500,000,000 shares to 750,000,000 shares.
Background and Discussion of Proposed Amendment
The proposed increase in the authorized Common Stock has been recommended by the Board of Directors to ensure that an adequate amount of authorized unissued shares is available for general corporate needs. With respect to the Company’s authorized capital: (i) 228,713,969 shares of Common Stock were issued and outstanding on August 4, 2008; (ii) 203,149,674 shares of Common Stock were authorized, unissued and not reserved for issuance on August 4, 2008; (iii) 20,163,000 shares of authorized Common Stock have been reserved for issuance upon exercise of stock options granted or to be granted under the Company’s option plans; (iv) 40,259,790 shares of authorized Common Stock have been reserved for issuance upon conversion of the Exchangeable Shares (the Exchangeable Shares were issued by OQI Sask Inc. in connection with the Company’s acquisition of the remaining interest in OQI Sask Inc. not already owned by the Company and at the option of the holder, each Exchangeable Share may be converted into one share of Common Stock in the Company); (v) 6,325,000 shares of authorized Common Stock have been reserved for issuance or may be reserved for issuance upon exercise of warrants; and (vi) 1,388,567 shares of Common Stock have been reserved for issuance for settlement with a subsidiary’s creditors.
On March 9, 2006, the Company declared a dividend distribution of one right (“Right”) for each outstanding share of Company Common Stock, payable to stockholders of record on March 23, 2006. On that same date the Company adopted, and the shareholders have approved, a Rights Agreement (the (“Rights Agreement”) between the Company and Computershare Investor Services, Inc., as Rights Agent. The Rights Agreement is designed to deter coercive or unfair takeover tactics, to prevent a person or group from gaining control of the Company without offering fair value to all shareholders and to deter other abusive takeover tactics which are not in the best interests of the shareholders. Because the Company has issued additional shares of Common Stock since the adoption and approval of the Rights Agreement, the Company may currently lack a sufficient amount of unreserved authorized Common Stock to permit Rights holders to exercise their Rights.

Further, the additional authorized shares of Common Stock may be used for issuing additional options and warrants, for raising additional capital for the operations of the Company or acquiring other businesses, and may also be used for such purposes as future stock dividends or stock splits. Except as described above, there are currently no plans or arrangements relating to the issuance of any of the additional shares of Common Stock proposed to be authorized, other than pursuant to the exercise of options or warrants or exchange of Exchangeable Shares.
Such additional shares will be available for future issuance without further action by the shareholders, unless required by the Company’s Articles of Incorporation or Bylaws or by applicable law.
If this Proposal is not approved, the Company may not have sufficient Common Stock to achieve any future financing or for mergers or acquisitions that it may wish to pursue.
Anti-Takeover Effects. The issuance of additional shares of Common Stock by the Company may also potentially have an anti-takeover effect by making it more difficult to obtain shareholder approval of various actions, such as a merger or removal of management. The increase in authorized shares of Common Stock has not been proposed for any anti-takeover related purpose and the Board of Directors and management have no knowledge of any current efforts to obtain control of the Company or to effect large accumulations of its Common Stock.
Dilutive Effects. The authorization and subsequent issuance of additional shares of Common Stock may, among other things, have a dilutive effect on earnings per share and on the equity and voting power of existing holders of Common Stock. The actual effect on the holders of Common Stock cannot be ascertained until the shares of Common Stock are issued in the future. However, such effects might include dilution of the voting power and reduction of amounts available on liquidation.
The Company’s Articles of Incorporation, as amended, do not provide for preemptive rights upon the issuance of additional amounts of Common Stock.
Vote Required and Recommendation of Board
Proposal Two requires the affirmative vote of a majority of the votes cast by the holders of shares entitled to vote at the Meeting. The Board of Directors recommends that shareholders vote “For” the proposed amendment to the Articles of Incorporation.

PROPOSAL THREE
RATIFICATION AND APPROVAL OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM
On November 13, 2007, our Board of Directors unanimously approved the Audit Committee’s recommendation to appoint KPMG LLP (“KPMG”) as our independent registered public accounting firm. Further, the Board of Directors directed that we submit the selection of KPMG for ratification and approval by our shareholders at the Annual Meeting. Although the Company is not required to submit the selection of independent registered public accountants for shareholder approval, if the shareholders do not ratify this selection, the Board of Directors may reconsider its selection of KPMG. The Board considers KPMG to be well qualified to serve as the independent auditors for the Company, however even if the selection is ratified, our Board of Directors may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee and Board of Directors determines that the change would be in our best interests.
The Board of Directors recommends a vote “FOR” Proposal Three. Proposal Three requires the affirmative vote of a majority of the votes cast by the holders of shares entitled to vote at the Meeting. Unless otherwise specified, the enclosed proxy will be voted “FOR” the ratification of KPMG LLP as our independent registered accounting firm.
ANNUAL REPORT TO SHAREHOLDERS
Included with this Proxy Statement is the Company’s 2008 Annual Report on Form 10-K for the year ended April 30, 2008.
OTHER MATTERS
Management and the Board of Directors of the Company know of no matters to be brought before the Meeting other than as set forth herein. However, if any such other matters properly are presented to the shareholders for action at the Meeting and any adjournments or postponements thereof, it is the intention of the proxy holder named in the enclosed proxy to vote in his discretion on all matters on which the shares represented by such proxy are entitled to vote.
DELIVERY OF DOCUMENTS TO SHAREHOLDERS SHARING AN ADDRESS
Only one Notice of Internet Availability of Proxy Materials, and if applicable, a single set of Proxy Materials, is being delivered to shareholders sharing an address unless we have received contrary instructions from one or more of the shareholders. Upon the written or oral request of a shareholder, we will deliver promptly a separate copy of the Notice, and if applicable, a separate copy of the Proxy Materials, to shareholders at a shared address to which a single copy was delivered. Shareholders desiring to receive a separate copy in the future may contact us by mail at 800, 326 — 11th Avenue S.W., Calgary, Alberta, Canada T2R 0C5 or by telephone (403) 263-1623. Shareholders who share an address but are receiving multiple copies of the Notice or Proxy Materials may contact us by mail at 800, 326 — 11th Avenue S.W., Calgary, Alberta, Canada T2R 0C5 or by telephone (403) 263-1623 to request that a single copy be delivered.

SHAREHOLDER PROPOSALS
Oilsands Quest Inc. expects to hold its next annual meeting of shareholders in October 2009. Proposals from shareholders intended to be present at the next Annual Meeting of shareholders should be addressed to Oilsands Quest Inc. Attention: Corporate Secretary, 800, 326 - 11th Avenue S.W., Calgary, Alberta, Canada T2R 0C5 and we must receive the proposals by April 28, 2009. Upon receipt of any such proposal, we shall determine whether or not to include any such proposal in the Proxy Statement and proxy in accordance with applicable law. It is suggested that shareholders forward such proposals by Certified Mail-Return Receipt Requested. After April 28, 2009, any shareholder proposal submitted outside the process of Rule 14a-8 will be considered to be untimely.
BY ORDER OF THE BOARD OF DIRECTORS:
OILSANDS QUEST INC.
T. Murray Wilson, Executive Chairman
Christopher H. Hopkins, President and Chief Executive Officer

VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time OILSANDS QUEST INC. the day before the cut-off date or meeting date. Have your 205, 707-7TH AVENUE S.W. proxy card in hand when you access the web site and follow the CALGARY, AB T2P 3H6 instructions to obtain your records and to create an electronic CANADA voting instruction form.
ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS If you would like to reduce the costs incurred by Oilsands Quest Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Oilsands Quest Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.
TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: OILSN1 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
OILSANDS QUEST INC. For Withhold For All To withhold authority to vote for any individual All All Except nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. Proposal One: Election of Class B Directors 1. To elect the following two persons as Class B 0 0 0 directors to hold office until the 2011 annual meeting of shareholders or until their successors have been elected and qualified: Nominees: 01) T. Murray Wilson 02) Thomas Milne For Against Abstain Proposal Two: Approval of an amendment to the Company’s Articles of Incorporation increasing the number of authorized shares 0 0 0 of Common Stock from 500,000,000 shares to 750,000,000 shares. Proposal Three: Ratification and approval of KPMG LLP as the Company’s independent registered public accounting firm. 0 0 0 PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding Internet Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com. OILSANDS QUEST INC. PROXY CARD The Annual Meeting of Shareholders of Oilsands Quest Inc. will be held at The Metropolitan Conference Centre, Strand/Tivoli Room, 333-4th Avenue S.W., Calgary, Alberta, Canada T2P 0H9 on Wednesday, October 15, 2008, at 3:00 p.m. local time, for the purpose stated on the reverse side. The undersigned shareholder hereby appoints T. Murray Wilson and Christopher H. Hopkins, or either of them, as proxies and hereby authorizes them to represent and to vote as designated on the reverse side all of the shares of Common Stock of Oilsands Quest Inc. that the undersigned is entitled to vote at the Annual Meeting of Shareholders. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED SHAREHOLDER. IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION TO THE BOARD OF DIRECTORS OF EACH OF THE NOMINEES LISTED ON THE REVERSE SIDE AND FOR THE OTHER PROPOSALS ON THE REVERSE SIDE. IF ANY OTHER MATTER IS PROPERLY PRESENTED AT THE ANNUAL MEETING, THIS PROXY WILL BE VOTED IN THE BEST JUDGMENT OF THE PROXIES.